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EXHIBIT 10.1

EXECUTION COPY

NOTE PURCHASE AGREEMENT

Dated as of March 18, 2003

among

AMERICREDIT OWNER TRUST 2003-1,
as Issuer

AMERICREDIT WAREHOUSE CORPORATION
as Depositor,

AMERICREDIT FINANCIAL SERVICES, INC.,
as Receivables Seller and as Servicer,

THE PURCHASERS PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH
Administrative Agent

DEUTSCHE BANK AG, NEW YORK BRANCH,
as an Agent,

and

THE OTHER AGENTS PARTIES HERETO

Relating to
AmeriCredit Owner Trust 2003-1
Receivables-Backed Notes, Series 2003-1

i

9.8	Integration	30
9.9	Governing Law	30
9.10	Jurisdiction; Consent to Service of Process	30
9.11	Termination	30
9.12	No Proceedings	30
9.13	No Recourse	31
9.14	Survival of Representations and Warranties	31
9.15	Waiver of Jury Trial	31
9.16	Limitation of Liability of Owner Trustee	31
9.17	CP Conduit as Committed Purchaser	31
LIST OF EXHIBITS
Exhibit A Form of Investment Letter
Exhibit B Form of Transfer Supplement

ii

        NOTE PURCHASE AGREEMENT, dated as of March 18, 2003, by and among AMERICREDIT OWNER TRUST 2003-1, a Delaware statutory trust (the "Issuer") AMERICREDIT WAREHOUSE CORPORATION, a Nevada corporation ("AWC"), individually and in its capacity as depositor (in such capacity, the "Depositor"), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation ("AmeriCredit"), individually, in its capacity as Receivables Seller (the "Receivables Seller") and in its capacity as servicer (in such capacity, the "Servicer"), the PURCHASERS (as hereinafter defined) from time to time parties hereto, DEUTSCHE BANK AG, a German banking corporation acting through its New York Branch ("DBNY"), as an agent, and the other AGENTS for the Purchaser Groups from time to time parties hereto (each such party, together with their respective successors in such capacity, an "Agent"), and DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (together with its successors in such capacity, the "Administrative Agent").

W I T N E S S E T H:

        WHEREAS, the Depositor, the Receivables Seller, the Servicer, the Issuer, Systems & Services Technologies, Inc., as Master Servicer (including its successors in such capacity, the "Master Servicer") and Bank One, NA, a national banking association, as Indenture Trustee (including its successors in such capacity, the "Indenture Trustee") are parties to the Sale and Servicing Agreement, dated as of March 18, 2003 (as the same may from time to time be amended, modified or otherwise supplemented, the "Sale and Servicing Agreement");

        WHEREAS, the Issuer and the Indenture Trustee are parties to the Indenture, dated as of March 18, 2003 (as the same from time to time be amended, supplemented or otherwise modified, the "Indenture");

        WHEREAS, the Issuer proposes to issue and sell pursuant to the Indenture its Class A Receivables-Backed Notes, Series 2003-1 (the "Notes"), its Class B Receivables-Backed Notes, Series 2003-1 and Class C Receivables-Backed Notes, Series 2003-1;

        WHEREAS, the Purchasers are willing to purchase the Notes in the amount of the Initial Note Principal Balance (as defined in the Indenture) of the Notes on the Closing Date (as hereinafter defined) on the terms and conditions provided for herein;

        NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

        1.1    Definitions.    All capitalized terms used herein as defined terms and not defined herein shall have the meanings given to them in Annex A to the Sale and Servicing Agreement or the Indenture.

        "Administrative Agent" has the meaning specified in the preamble to this Agreement.

        "Affected Party" shall mean, with respect to any CP Conduit, any Support Party of such CP Conduit or any related Agent.

        "Agent" has the meaning specified in the preamble to this Agreement.

        "Agreement" shall mean this Note Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

        "AmeriCredit" has the meaning specified in the preamble to this Agreement and includes any successor or permitted assignee thereof as provided in the Indenture, the Sale and Servicing Agreement, the Purchase Agreement and this Agreement.

        "Assignee" and "Assignment" have the respective meanings specified in subsection 8.1(e) of this Agreement.

        "AWC" has the meaning specified in the preamble to this Agreement and includes any successor or permitted assignee thereof as provided in the Indenture, the Sale and Servicing Agreement, the Purchase Agreement and this Agreement.

        "Collateral Receipt" means a Trust Receipt and Final Certification in the form of Schedule A to the Custodian Agreement.

        "Commercial Paper Notes" shall mean, with respect to a CP Conduit, the short-term promissory notes or extendable money market notes issued by such CP Conduit which are allocated by such CP Conduit as its funding for its purchasing or maintaining its Percentage Interest of the Note Principal Balance of the Notes.

        "Commitment" shall mean, for any Committed Purchaser, the maximum amount of such Purchaser's commitment to purchase a portion of the Initial Note Principal Balance of the Notes, as set forth on the signature pages hereto. In the event that a Committed Purchaser which maintains a portion of its Commitment hereunder in relation to more than one CP Conduit, such Purchaser shall be deemed to have issued separate Commitments hereunder in each such capacity.

        "Committed Purchaser" shall mean, with respect to a CP Conduit, each Purchaser identified as a Committed Purchaser for such CP Conduit on the signature pages hereto.

        "CP Conduit" shall mean any Purchaser which is designated as a CP Conduit on the signature pages hereto or in the Transfer Supplement pursuant to which it became a party to this Agreement; provided, however, that if the entity signing this Agreement or such Transfer Supplement specifies on the related signature page that it is a Conduit Borrower with respect to a financing conduit identified on such signature page, then, with respect to such Purchaser, "CP Conduit" shall mean, collectively, such Conduit Borrower and such specified financing conduit.

        "DBNY" has the meaning specified in the preamble to this Agreement.

        "Excluded Taxes" has the meaning specified in subsection 2.4(a) of this Agreement.

        "Facility Limit" shall mean, for any day, the lesser of the aggregate Collateral Value of the Trust Estate and the Total Commitment on such day.

        "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Indemnitee" has the meaning specified in subsection 2.5(a) of this Agreement.

        "Indenture" has the meaning specified in the recitals to this Agreement.

        "Indenture Trustee" has the meaning specified in the recitals to this Agreement.

        "Investing Office" shall mean initially, the office of any Purchaser (if any) designated as such, on the signature pages hereto or in the Transfer Supplement by which it became a party to this Agreement, and thereafter, such other office of such Purchaser or such Assignee as may be designated in writing to the applicable Agent, the Administrative Agent, the Servicer and the Indenture Trustee by such Purchaser or Assignee.

        "Liquidity Percentage" shall mean, for a Committed Purchaser for a CP Conduit, such Committed Purchaser's Commitment with respect to such CP Conduit as a percentage of the aggregate Commitments of all Committed Purchasers for such CP Conduit.

        "Majority Owners" shall mean, at any time, Owners having more than 51% of the aggregate Percentage Interests of all Owners.

        "Maximum Purchase Amount" shall mean, for any CP Conduit, the aggregate Commitments of its Committed Purchasers.

        "Notes" has the meaning specified in the recitals to this Agreement.

        "Owners" shall mean the Purchasers that are owners of record of the Notes or, with respect to any Note held by an Agent hereunder as nominee on behalf of Purchasers in a Purchaser Group, the Purchasers that are beneficial owners of such Note as reflected on the books of such Agent in accordance with this Agreement and the Related Documents.

        "Participant" has the meaning specified in subsection 8.1(d) of this Agreement.

        "Participation" has the meaning specified in subsection 8.1(d) of the Agreement.

        "Percentage Interest" shall mean, as to any Purchaser at any time of determination, the percentage equivalent of a fraction the numerator of which shall be an amount equal to the portion of the unpaid principal amount of the Note Principal Balance of the Notes owing to such Purchaser (or, if no amount of the Note Principal Balance of the Notes is outstanding, the amount of its Commitment, if any) at such time (after giving effect to all Assignments effective on or prior to such time of determination) and the denominator of which shall be an amount equal to the aggregate Note Principal Balance of the Notes (or, if no amount of the Note Principal Balance of the Notes is outstanding, the Total Commitment) at such time.

        "Permitted Transferee" shall mean (i) each Purchaser, each Support Party, each Agent (in its individual capacity), the Administrative Agent (in its individual capacity) and, with respect to each transferring Purchaser, any commercial paper conduit administered by the related Agent, (ii) each other Person who has been consented to as a potential Transferee by the Receivables Seller (which consent shall not be withheld (except for a commercially reasonable purpose or reason) or delayed) and (iii) after the occurrence of an Event of Default, any other Person.

        "Purchase Agreement" shall mean the Receivables Purchase and Contribution Agreement, dated as of the date hereof, between the Receivables Seller and the Depositor, as the same may from time to time be amended, supplemented or otherwise modified.

        "Purchaser Agent" has the meaning specified in subsection 7.2 of this Agreement.

        "Purchaser Group" shall mean each group of Purchasers consisting of (i) a CP Conduit, and (ii) the Committed Purchasers with respect to such CP Conduit. The initial Purchaser Groups shall be (x) the Gemini Purchaser Group, which shall consist of Gemini Securitization Corp., as the CP Conduit, and DBNY, as the Committed Purchaser, (x) the Sedona Purchaser Group, which shall consist of Sedona Capital Funding Corp., as the CP Conduit, and DBNY, as the Committed Purchaser and (z) the Tahoe Purchaser Group, which shall consist of Tahoe Funding Corp., as the CP Conduit, and DBNY, as the Committed Purchaser. The Agent for each of the Gemini Purchaser Group, the Sedona Purchaser Group and the Tahoe Purchaser Group shall be DBNY.

        "Purchaser Percentage" shall mean, with respect to a CP Conduit, its Maximum Purchase Amount as a percentage of the Total Commitment.

        "Purchasers" shall mean, collectively, the CP Conduits and the Committed Purchasers.

        "Regulatory Change" shall mean, as to each Purchaser, any change occurring after the date of the execution and delivery of this Agreement or, if later, the date of the execution and delivery of the Transfer Supplement by which it became party to this Agreement; in the case of a Participant, any change occurring after the date on which its Participation became effective, or in the case of a Support

Party, any change occurring after the date it became such a Support Party, in any (or the adoption after such date of any new):

          (i)    United States Federal or state law or foreign law applicable to such Purchaser, Participant or Support Party; or

          (ii)  regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to such Purchaser, Participant or Support Party of any court or other judicial authority or any Governmental Authority charged with the interpretation or administration of any law referred to in clause (i) or of any fiscal, monetary or other Governmental Authority or central bank having jurisdiction over such Purchaser, Participant or Support Party.

        "Related Documents" shall mean, collectively, this Agreement (including all effective Supplemental Fee Letters and Transfer Supplements), the Indenture, the Sale and Servicing Agreement, the Purchase Agreement, the Custodian Agreement, the Notes, and all supplements, agreements and instruments related thereto.

        "Replacement Purchaser" has the meaning specified in subsection 2.4(d).

        "Required Owners" shall mean, at any time, Owners having more than 66 2/3% of the aggregate Percentage Interests of all Owners.

        "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

        "Sale and Servicing Agreement" has the meaning specified in the recitals to this Agreement.

        "Supplemental Fee Letter" shall mean each letter agreement, designated therein as a Supplemental Fee Letter and then in effect, between the Receivables Seller and an Agent, as such letter agreement may be amended or otherwise modified from time to time.

        "Support Advances" shall mean, with respect to a Committed Purchaser and its related CP Conduit, any participation held by such Committed Purchaser in such CP Conduit's Percentage Interest in the Note Principal Balance of the Notes which was purchased from such CP Conduit pursuant to a Support Facility and any loans or other advances made by such Committed Purchaser to such CP Conduit pursuant to a Support Facility to fund such CP Conduit's making or maintaining its purchases hereunder.

        "Support Facility" shall mean any liquidity or credit support agreement with a CP Conduit which relates to this Agreement (including any agreement to purchase an assignment of or participation in Notes).

        "Support Party" shall mean any other bank, insurance company or other financial institution extending or having a commitment to extend funds to or for the account of a CP Conduit (including by agreement to purchase an assignment of or participation in Notes or by swap agreement) under a Support Facility. Each Committed Purchaser for a CP Conduit (other than a Committed Purchaser which is also a CP Conduit) shall be deemed to be a Support Party for such CP Conduit.

        "Taxes" has the meaning specified in subsection 2.4(a) of this Agreement.

        "Total Commitment" shall mean, on any date of determination, the aggregate Commitments of the Committed Purchasers.

        "Transfer" has the meaning specified in subsection 8.1(c) of this Agreement.

        "Transfer Supplement" has the meaning specified in subsection 8.1(e) of this Agreement.

        "Transferee" has the meaning specified in subsection 8.1(c) of this Agreement.

        "written" or "in writing" (and other variations thereof) shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

        1.2    Other Definitional Provisions.

        (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

        (b)  The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified. The words "including" and "include" shall be deemed to be followed by the words "without limitation".

ARTICLE 2

AMOUNT AND TERMS OF COMMITMENTS

        2.1    Purchases.

        (a)  On and subject to the terms and conditions of this Agreement, on the Closing Date each initial CP Conduit may, in its sole discretion, purchase its Purchaser Percentage of the Initial Note Principal Balance of the Notes for a purchase price equal to the portion the Initial Note Principal Balance so purchased.

        (b)  Each CP Conduit shall notify the Agent for its Purchaser Group by 10:00 a.m., New York City time, on the Closing Date whether it has elected to make the purchase of the Initial Note Principal Balance of the Notes pursuant to subsection 2.1(a) of this Agreement. In the event that a CP Conduit shall not have timely provided such notice, such CP Conduit shall be deemed to have elected not to make such purchase. Such Agent shall notify each Committed Purchaser for such CP Conduit on or prior to 11:00 a.m., New York City time, on the Closing Date if such CP Conduit has not elected to purchase its entire Purchaser Percentage of the Initial Note Principal Balance of the Notes which notice shall specify (i) the identity of such CP Conduit, (ii) the portion of the Initial Note Principal Balance of the Notes which such CP Conduit has not elected to purchase as provided above, and (iii) the respective Liquidity Percentages of such Committed Purchasers on the Closing Date (as determined by such Agent in good faith; for purposes of such determination, such Agent shall be entitled to rely conclusively on the most recent information provided by such CP Conduit or its agent or by the agent for its Support Parties). Subject to receiving such notice and to the satisfaction of the applicable conditions set forth in Article 3 hereof, each of such CP Conduit's Committed Purchasers shall make a purchase of Notes on the Closing Date in an amount equal to its Liquidity Percentage of the portion of the Initial Note Principal Balance of the Notes which such CP Conduit has not elected to purchase, for a purchase price equal to its share of the Initial Note Principal Balance of the Notes so purchased.

        (c)  Each Purchaser's purchase price payable pursuant to subsection 2.1(a) or 2.1(b) of this Agreement shall be made available to the Agent for its Purchaser Group, subject to the fulfillment of the applicable conditions set forth in Article 3 hereof, at or prior to 2:00 p.m., New York City time, on the Closing Date, by deposit of immediately available funds to an account of such Agent specified in subsection 9.2(b) of this Agreement. Such Agent shall promptly notify the Servicer in the event that any Purchaser either fails to make such funds available to such Agent before such time or notifies such Agent that it will not make such funds available to such Agent before such time. Subject to (i) such Agent's receipt of such funds and (ii) the fulfillment of the applicable conditions set forth in Article 3 hereof, as determined by such Agent, such Agent will not later than 4:00 p.m., New York City time, on the Closing Date make such funds available, in the same type of funds received, by wire transfer thereof to the account in the United States specified in writing by the Issuer to such Agent not later than the Business Day prior to the Closing Date.

        (d)  In the event that notwithstanding the fulfillment of the applicable conditions set forth in Article 3 hereof with respect to a purchase, a CP Conduit elected to make a purchase on the Closing Date but failed to make its purchase price available to the Agent for its Purchaser Group when required by subsection 2.1(c) of this Agreement, such CP Conduit shall be deemed to have rescinded its election to make such purchase, and neither the Issuer nor any other party shall have any claim against such CP Conduit by reason of its failure to timely make such purchase. In any such case, such Agent shall give notice of such failure not later than 2:30 p.m., New York City time, on the Closing Date to each Committed Purchaser for such CP Conduit and to the Issuer and the Servicer, which notice shall specify (i) the identity of such CP Conduit, (ii) the amount of the purchase which it had elected but failed to make and (iii) the respective Liquidity Percentages of such Committed Purchasers on the Closing Date. Subject to receiving such notice, each of such CP Conduit's Committed Purchasers shall purchase a portion of the Note Principal Balance of the Notes in an amount equal to its Liquidity Percentage of the amount described in clause (ii) above at or before 4:00 p.m., New York City time, on the Closing Date and otherwise in accordance with subsection 2.1(b) of this Agreement. Subject to such Agent's receipt of such funds, such Agent will not later than 5:00 p.m., New York City time, on the Closing Date make such funds available, in the same type of funds received, by wire transfer thereof to the account of the Issuer described in subsection 2.1(c) of this Agreement, which payment shall be deemed to be timely for purposes of the Indenture.

        2.2    Interest, Expenses, Payments, Etc.

        (a)  Interest shall accrue on the Note Principal Balance of the Notes as set forth in the Indenture.

        (b)  The principal of and interest in respect of the Notes shall be paid as provided in the Indenture. In the case of Notes held by an Agent as agent for members of its Purchaser Group, such Agent shall allocate to the Owners in its Purchaser Group each payment in respect of the Notes received by such Agent in its capacity as Noteholder as provided herein. Payments in reduction of the portion of the Note Principal Balance of the Notes evidenced by a Note shall be allocated and applied to Owners of such Note pro rata based on their respective Percentage Interests of the Note Principal Balance of the Notes, or in any such case in such other proportions as each affected Purchaser may agree upon in writing from time to time with such Agent and the Issuer. Payments of interest in respect of the portion of the Note Principal Balance of the Notes evidenced by a Note shall be allocated and applied to Owners of such Note pro rata based upon the respective amounts of interest due and payable to them, determined as provided above in subsection 2.2(a).

        (c)  All payments to be made hereunder or under the Indenture, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim in United States dollars and in immediately available funds and shall be made on the due date thereof to the Administrative Agent at its account specified in subsection 9.2(b) hereof. Payments received by an Agent or the Administrative Agent after 2:30 p.m., New York City time, shall be deemed to have been made on the next Business Day. The Administrative Agent will distribute such payments received by it to the Agents promptly upon receipt, but no later than 2:00 p.m., New York City time, on the day received if such payment is received prior to 12:00 noon, New York City time, and no later than noon, New York City time, on the Business Day after such payment is received if received after 12:00 noon, New York City time. Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and interest shall accrue thereon at the applicable rate during such extension. To the extent that (i) the Indenture Trustee, the Issuer or the Servicer makes a payment to the

Administrative Agent or an Agent or Purchaser or (ii) the Administrative Agent or an Agent or Purchaser receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or Federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Administrative Agent or such Agent or Purchaser, as the case may be.

        2.3    Requirements of Law.

        (a)  In the event that any Purchaser shall have reasonably determined that any Regulatory Change shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, such Purchaser and the result of any of the foregoing is to increase the cost to such Purchaser, by an amount which such Purchaser deems to be material, of maintaining its Commitment or its interest in the Notes or to reduce any amount receivable in respect thereof, then, in any such case, after submission by such Purchaser to the Agent for its Purchaser Group of a written request therefor and the submission by such Agent to the Issuer and the Servicer of such written request therefor, such Purchaser (through the Agent for its Purchaser Group) shall be entitled to be paid, but only to the extent funds are then or thereafter become available therefor pursuant to subsection 2.10(c)(vi)(B) or 2.10(c)(vii)(B) of the Indenture, any additional amounts necessary to compensate such Purchaser for such increased cost or reduced amount receivable, to the extent not already reflected in the applicable interest rate, no later than the Distribution Date following receipt by the Issuer and the Servicer of such request for compensation under this subsection 2.3(a), if such request is received by the Issuer and the Servicer no later than five Business Days prior to the Determination Date related to such Distribution Date, and otherwise on the following Distribution Date.

        (b)  In the event that any Purchaser shall have reasonably determined that any Regulatory Change regarding capital adequacy has the effect of reducing the rate of return on such Purchaser's capital or on the capital of any Person controlling such Purchaser as a consequence of its obligations hereunder or its maintenance of its Commitment or its interest in the Notes to a level below that which such Purchaser or such Person could have achieved but for such Regulatory Change (taking into consideration such Purchaser's or such Person's policies with respect to capital adequacy) by an amount deemed by such Purchaser or such Person to be material, then, from time to time, after submission by such Purchaser to the Agent for its Purchaser Group of a written request therefor and submission by such Agent to the Issuer and the Servicer of such written request therefor, such Purchaser (through the Agent for its Purchaser Group) shall be entitled to be paid, but only to the extent funds are then or thereafter become available therefor pursuant subsection 2.10(c)(vi)(B) or 2.10(c)(vii)(B) of the Indenture, such additional amount or amounts as will compensate such Purchaser or such Person, as applicable, for such reduction, no later than the Distribution Date following receipt by the Issuer and the Servicer of such request for compensation under this subsection 2.3(b) of this Agreement, if such request is received by the Issuer and the Servicer no later than five Business Days prior to the Determination Date related to such Distribution Date, and otherwise on the following Distribution Date. Nothing in this subsection 2.3(b) shall be deemed to require the Issuer to pay any amount to a Purchaser to the extent such Purchaser has been compensated therefor under another provision of this Agreement or to the extent such amount is already reflected in the applicable interest rate.

        (c)  Each Purchaser agrees that it shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to subsections 2.3(a) and 2.3(b) of this Agreement, including but not limited to designating a different Investing Office for its Notes (or any interest therein) if such designation will avoid the need for, or reduce the amount of, any increased amounts referred to in subsection 2.3(a) or 2.3(b) hereof and will not, in the reasonable opinion of such Purchaser, be unlawful or otherwise disadvantageous to such Purchaser or inconsistent with its policies or result in any unreimbursed cost or expense to such Purchaser or in an increase in the aggregate amount payable under subsections 2.3(a) and 2.3(b) hereof. If such claim is not eliminated by any such designation or no such designation is done and the Purchaser does not waive payment of such amount, the Issuer shall have the right to procure a replacement purchaser which is not so affected and which is reasonably acceptable to the Agent for the related Purchaser Group and the Administrative Agent (a "Replacement Purchaser") to replace such Purchaser. No replacement of a Purchaser shall be effected pursuant to this subsection 2.3(c) if, after giving effect thereto, any amounts shall be owing to the replaced Purchaser hereunder. Each affected Purchaser hereby agrees to take, at the Issuer's expense, all actions necessary to permit a Replacement Purchaser to succeed to its rights and obligations hereunder.

        (d)  Each Purchaser claiming increased amounts described in subsection 2.3(a) or 2.3(b) of this Agreement will furnish to the Agent for its Purchaser Group (together with its request for compensation) a certificate prepared in good faith setting forth the basis and the calculation of the amount (in reasonable detail) of each request by such Purchaser for any such increased amounts referred to in subsection 2.3(a) or 2.3(b) hereof. Any such certificate shall be conclusive absent manifest error, and such Agent shall deliver a copy thereof to the Issuer and the Servicer. Failure on the part of any Purchaser to demand compensation for any amount pursuant to subsection 2.3(a) or 2.3(b) hereof with respect to any period shall not constitute a waiver of such Purchaser's right to demand compensation with respect to such period; provided, however, notwithstanding the foregoing provisions of this Section 2.3, a Purchaser shall not be compensated for any such amount relating to any period ending, and of which such Purchaser has had knowledge, more than six months prior to the date that such Purchaser notifies the Issuer and the Servicer in writing thereof or for any amounts resulting from a change by any Purchaser of its Investing Office (other than changes required by law or changes made pursuant to subsection 2.3(c)).

        2.4    Taxes.

        (a)  All payments made to the Purchasers, the Agents or the Administrative Agent under this Agreement and the Indenture (including all amounts payable with respect to the Notes) shall, to the extent allowed by law, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, "Taxes"), excluding (i) income taxes (including branch profit taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on or measured by net income), franchise taxes (imposed in lieu of income taxes), or any other taxes based on or measured by the net income of such Purchaser, Participant, Agent or the Administrative Agent (as the case may be) or the gross receipts or income of such Purchaser, Participant, Agent or the Administrative Agent, as the case may be; (ii) any Taxes that would not have been imposed but for the failure of such Purchaser, Participant, Agent or the Administrative Agent, as applicable, to provide and keep current (to the extent legally able) any certification or other documentation required to qualify for an exemption from, or reduced rate of, any such Taxes or required by this Agreement to be furnished by such Purchaser, Participant, Agent or the Administrative Agent, as applicable; and (iii) any Taxes imposed as a result of a change by any Purchaser or Participant of its Investing Office (other than changes mandated by this Agreement, including subsection 2.3(c) hereof, or required by law) (all such excluded taxes being hereinafter called "Excluded Taxes").

        If, as a result of any change in law, treaty or regulation or in the interpretation or administration thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the adoption of any law, treaty or regulation, any Taxes, other than Excluded Taxes, are required to be withheld from any amounts payable to a Purchaser or Agent or the

Administrative Agent hereunder or under the Sale and Servicing Agreement or the Indenture, then after submission by any Purchaser to the Agent for its Purchaser Group (in the case of an amount payable to a Purchaser) and by any Agent or the Administrative Agent to the Issuer and the Servicer of a written request therefor, the amounts so payable to such Purchaser or Agent or the Administrative Agent, as applicable, shall be increased, and such Purchaser (through the applicable Agent) or Agent or the Administrative Agent, as applicable, shall be entitled to be paid (in the case of payments from the Receivables Seller or the Issuer, only to the extent funds are then or thereafter available therefor pursuant to subsection 2.10(c)(vi)(B) or 2.10(c)(vii)(B) of the Indenture, the amount of such increase to the extent necessary to yield to such Purchaser or Agent or the Administrative Agent, as applicable (after payment of all such Taxes) interest or any such other amounts payable hereunder or thereunder at the rates or in the amounts specified in this Agreement or in the Indenture, as applicable, no later than the Distribution Date following receipt by the Issuer and the Servicer of a request for such additional amounts under this subsection 2.4(a), if such request is received by the Issuer and the Servicer no later than five Business Days prior to the Determination Date related to such Distribution Date, and otherwise on the following Distribution Date; provided, however, that the amounts so payable to such Purchaser or Agent or the Administrative Agent shall not be increased pursuant to this subsection 2.4(a) if such requirement to withhold results from the failure of such Person to comply with subsection 2.4(c) hereof. Whenever any Taxes are payable on or with respect to amounts distributed to a Purchaser or Agent or the Administrative Agent, as promptly as possible thereafter the Issuer and the Servicer shall send to the Agent, on behalf of such Purchaser, or to such Agent or the Administrative Agent, as applicable, a certified copy of an original official receipt showing payment thereof. Notwithstanding any other provisions of this Section 2.4, the Servicer shall not have any liability under this Section 2.4 for the payment of Taxes except for Taxes (other than Excluded Taxes) assessed on indemnification payments made or required to be made by the Servicer for its own account under Section 2.5 of this Agreement. If the Issuer, the Receivables Seller or the Servicer, as applicable, fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, on behalf of itself or such Purchaser, or to such Agent or the Administrative Agent, as applicable, the required receipts or other required documentary evidence, such Purchaser (through the applicable Agent) or Agent or the Administrative Agent, as applicable, shall be entitled to be paid, in the case of a failure by the Issuer or AWC, only to the extent funds are then or thereafter available therefor pursuant to subsection 2.10(c)(vi)(B) or 2.10(c)(vii)(B) of the Indenture or in the case of a failure by the Servicer, by such entity, as the case may be, any incremental taxes, interest or penalties that may become payable by such Purchaser or Agent or the Administrative Agent, as applicable, as a result of any such failure no later than the Distribution Date following receipt by the Issuer and the Servicer of such request for payment under this subsection 2.4(a), if such request is received by the Issuer and the Servicer no later than five Business Days prior to the Determination Date related to such Distribution Date, and otherwise on the following Distribution Date.

        (b)  A Purchaser claiming increased amounts under subsection 2.4(a) hereof for Taxes paid or payable by such Purchaser will furnish to the applicable Agent a certificate prepared in good faith setting forth the basis and amount of each request by such Purchaser for such Taxes, and such Agent shall deliver a copy thereof to the Issuer and the Servicer. An Agent or the Administrative Agent claiming increased amounts under subsection 2.4(a) hereof for its own account for Taxes paid or payable by such Agent or the Administrative Agent, as applicable, will furnish to the Issuer and the Servicer a certificate prepared in good faith setting forth the basis and amount of each request by the Agent or the Administrative Agent for such Taxes. Any such certificate of a Purchaser or Agent or the Administrative Agent shall be conclusive absent manifest error. Failure on the part of any Purchaser or Agent or the Administrative Agent to demand additional amounts pursuant to subsection 2.4(a) of this Agreement with respect to any period shall not constitute a waiver of the right of such Purchaser or Agent or the Administrative Agent, as the case may be, to demand compensation with respect to such period. All such amounts shall be due and payable to such Purchaser (through the applicable Agent) or

Agent or the Administrative Agent, as the case may be, on the Distribution Date following receipt by the Issuer and the Servicer of such certificate, if such certificate is received by the Issuer and the Servicer at least five Business Days prior to the Determination Date related to such Distribution Date and otherwise shall be due and payable on the following Distribution Date.

        (c)  Each Purchaser and each Participant holding an interest in Notes agrees that prior to the date on which the first interest or fee payment hereunder is due thereto, it will deliver to the Issuer, the Servicer, the Indenture Trustee, the applicable Agent and the Administrative Agent (i) if such Purchaser or Participant is not incorporated under the laws of the United States or any State thereof, two duly completed copies of the U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN claiming treaty benefits, or in either case successor applicable forms required to evidence that the Purchaser or Participant is entitled to receive payments under this Agreement and with respect to the Notes without deduction or withholding of any United States federal income taxes, (ii) in the case of any other Purchaser or Participant, a duly completed U.S. Internal Revenue Service Form W-9 or successor applicable or required forms, and (iii) such other forms and information as may be required to confirm the availability of any applicable exemption from United States federal, state or local withholding taxes. Each Purchaser or Participant holding an interest in Notes also agrees to deliver to the Issuer, the Servicer, the Indenture Trustee, the applicable Agent and the Administrative Agent two further copies of such Form W-8ECI, Form W-8BEN claiming treaty benefits or Form W-9, or such successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder, and such extensions or renewals thereof as may reasonably be requested by an Agent or the Administrative Agent, unless in any such case, solely as a result of a change in treaty, law or regulation occurring prior to the date on which any such delivery would otherwise be required, the Purchaser is no longer eligible to deliver then-applicable form set forth above and so advises the Issuer, the applicable Agent and the Administrative Agent. Each Purchaser certifies, represents and warrants as of the Closing Date, each Assignee and each Participant (in either case other than a Support Party) shall certify, represent and warrant as a condition of acquiring its Assignment or Participation as of the effective date of the Transfer Supplement to which it is a party or of such Participation, as the case may be, and each Support Party shall certify, represent and warrant as of the effective date of its becoming a Support Party, that (x) it is entitled to receive payments under this Agreement and with respect to the Notes without deduction or withholding of any United States federal income taxes and (y) it is entitled to an exemption from United States backup withholding tax.

        (d)  Each Purchaser agrees that it shall use its reasonable efforts to designate a different Investing Office if such designation will eliminate or reduce any amount due under this Section 2.4 and will not, in the reasonable opinion of such Purchaser, be unlawful or otherwise disadvantageous to such Purchaser or inconsistent with its policies or result in any unreimbursed cost or expense to such Purchaser. If such amount is not eliminated by any such designation or no such designation is done and the Purchaser does not waive payment of such amount, the Issuer shall have the right to procure a replacement purchaser which is not so affected and which is reasonably acceptable to the Agent for the related Purchaser Group and the Administrative Agent (a "Replacement Purchaser") to replace such Purchaser. No replacement of a Purchaser shall be effected pursuant to this subsection 2.4(d) if, after giving effect thereto, any amounts shall be owing to the replaced Purchaser hereunder. Each affected Purchaser hereby agrees to take all actions necessary to permit a Replacement Purchaser to succeed to its rights and obligations hereunder.

        2.5    Indemnification.

        (a)  Without limiting any other rights which any such Person may have hereunder or under applicable law, AmeriCredit hereby agrees to indemnify each of the Administrative Agent, the Agents, and the Purchasers, and each other Affected Party and each of their Affiliates, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnitee"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby or the use of proceeds therefrom by the Issuer, including (without limitation) in respect of the funding of any Note or in respect of any Receivable, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnitee or its agent or subcontractor, (b) except as otherwise provided herein, non-payment by any obligor of an amount due and payable with respect to a Receivable, (c) any loss in value of any Financed Vehicle or Eligible Investment due to changes in market conditions or for other reasons beyond the control of AmeriCredit or the Issuer, (d) any Excluded Tax or (e) any amount which represents legal, accounting or other costs incurred by any Indemnitee in respect of any legal action between such Indemnitee and AmeriCredit or any Affiliate of AmeriCredit if a court of competent jurisdiction makes a final determination that AmeriCredit is the prevailing party. Without limiting the foregoing, but subject to the exclusions (a) through (e) above, AmeriCredit agrees to indemnify each Indemnitee for Indemnified Amounts arising out of or relating to:

          (i)    the breach of any representation or warranty made by the Issuer, AWC, the Depositor (or any of its officers) or AmeriCredit (in any capacity) or any Affiliate of AmeriCredit under or in connection with this Agreement or the other Basic Documents, any Servicer's Certificate or any other information, report or certificate delivered by the Issuer, AWC, the Depositor the Receivables Seller, Servicer or AmeriCredit (in any capacity) or an Affiliate of AmeriCredit pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (ii)    the failure by the Issuer, AWC, the Depositor, the Servicer or AmeriCredit (in any capacity) to comply in any material way with any applicable law, rule or regulation with respect to any Receivable or any Financed Vehicle, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

          (iii)    the failure to vest and maintain vested in the Indenture Trustee, for the benefit of the Noteholders, a first-priority security interest in all the Collateral, free and clear of any Lien;

          (iv)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

          (v)    any failure of AmeriCredit or an Affiliate of AmeriCredit, as Servicer, to perform its duties or obligations in accordance with the provisions of the Sale and Servicing Agreement and the Purchase Agreement or any provision contained in any other Basic Document;

          (vi)    any claim involving products liability that arises out of or relates to merchandise or services that are the subject of any Receivable or strict liability claim in connection with any Financed Vehicle related to a Receivable;

          (vii)    any tax or governmental fee or charge (but not including any Excluded Taxes), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the making, maintenance or funding, directly or indirectly, of any Note, or any other interest in the Collateral;

          (viii)    the offering or sale of the Notes or the offering or effectuation of any Take-Out Securitization; or

          (ix)    the commingling of the proceeds of the Collateral at any time with other funds.

        If for any reason (other than the exclusions (a) through (e) set forth in the first paragraph of this Section 2.5(a)) the indemnification provided above in this Section 2.5(a) is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then AmeriCredit shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee, on the one hand, and AmeriCredit, its Affiliates and the Issuer, on the other hand, but also the relative fault of such Indemnitee, on the one hand, and AmeriCredit, its Affiliates or the Issuer, on the other hand, as well as any other relevant equitable considerations.

        (b)  AmeriCredit and any successor Servicer, by accepting its appointment as Servicer pursuant to the Sale and Servicing Agreement, (i) shall agree to be bound by the terms, covenants and conditions contained herein applicable to the Servicer and to be subject to the duties and obligations of the Servicer hereunder, (ii) as of the date of its acceptance, shall be deemed to have made with respect to itself only the representations and warranties made by the Servicer in subsections 4.1(a) through 4.1(e) hereof (in the case of subsection 4.1(a) with appropriate factual changes) and (iii) shall severally as to itself agree to indemnify and hold harmless any Indemnitee from and against any and all claims, damages, losses, liabilities, costs or expenses (including the fees and expenses of counsel) whatsoever which such Indemnitee may incur (or which may be claimed against such Indemnitee) by reason of the negligence or willful misconduct of AmeriCredit or such successor Servicer, as applicable, in exercising its powers and carrying out its obligations as Servicer under this Agreement, the Sale and Servicing Agreement or any Related Document.

        2.6    Expenses, etc.

        (a)  The Receivables Seller agrees to pay on demand (i) to the Administrative Agent and the initial Purchasers and Agents all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Agreement and the other documents to be delivered hereunder or in connection herewith, including, subject to the limitations specified in the Supplemental Fee Letters, the reasonable fees and out-of-pocket expenses of counsel with respect thereto and the amounts due to Moody's and S&P in connection with their review of the initial CP Conduits' acquisition of the Notes, (ii) to the Administrative Agent and each Agent and Purchaser all reasonable costs and expenses in connection with any amendments of or waivers or consents under this Agreement or the Related Documents, including in each case the reasonable fees and out-of-pocket expenses of counsel with respect thereto, and (iii) to the Administrative Agent and each Agent and Purchaser, on demand, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the enforcement of this Agreement or any of the Related Documents, and the other documents delivered thereunder or in connection therewith. Upon being found to have breached its own representations, warranties or obligations under this Agreement or any Related Documents, the Servicer agrees to pay to the Administrative Agent and each Agent and Purchaser, on demand, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, incurred solely in connection with the enforcement of such representations, warranties or obligations against the Servicer.

        (b)  The Receivables Seller agrees to pay on demand any and all stamp, transfer and other similar taxes (other than Excluded Taxes) and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Related Documents and each related Support Facility, and agrees to save each Purchaser and Agent and the Administrative Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.

ARTICLE 3

CONDITIONS PRECEDENT

        3.1    Conditions to Purchase.    The following shall be conditions precedent to the effectiveness of this Agreement:

        (a)  the representations and warranties of AWC, AmeriCredit and the Issuer set forth or referred to in Article 4 hereof shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date (except for representations and warranties which relate to a specific date, which shall be true and correct as of such date), and no event which of itself or with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing on the Closing Date;

        (b)  a Supplemental Fee Letter shall have been executed and delivered by the Receivables Seller to the Administrative Agent and each Agent, as applicable;

        (c)  the Administrative Agent and the Agents shall have received on the Closing Date the following items, each of which shall be in form and substance satisfactory to the Agents:

          (i)    an Officer's Certificate of AWC confirming the satisfaction of the conditions set forth in clauses (a) (as to representations and warranties of AWC only) above;

          (ii)    an Officer's Certificate of AmeriCredit confirming the satisfaction of the conditions set forth in clauses (a) (as to representations and warranties of AmeriCredit only) above;

          (iii)    an Officer's Certificate of the Issuer confirming the satisfaction of the conditions set forth in clauses (a) (as to representations and warranties of the Issuer only) above;

          (iv)    a copy of (A) the charter and by-laws of, and an incumbency certificate with respect to its officers executing any of the Related Documents on the Closing Date on behalf of, each of AmeriCredit and AWC, certified by its authorized officer, and (B) resolutions of the Board of Directors (or an authorized committee thereof) of each of AmeriCredit and AWC with respect to the Related Documents to which it is party, certified by its authorized officer;

          (v)    a certificate issued no earlier than 30 days prior to the Closing Date by an appropriate Governmental Authority evidencing the legal existence and good standing of each of AWC, the Issuer and AmeriCredit;

          (vi)    the favorable written opinions of counsel for AWC, AmeriCredit, the Issuer, the Master Servicer, the Owner Trustee and the Indenture Trustee, addressed to the Administrative Agent and each Agent and Purchaser, or accompanied by a letter providing that the Administrative Agent and each Agent and Purchaser may rely on such opinions as if they were addressed to them, and dated the Closing Date, covering general corporate matters, the due execution and delivery of, and the enforceability of, each of the Related Documents to which the AWC, AmeriCredit, the Issuer, the Master Servicer, the Owner Trustee and the Indenture Trustee, (individually or in any other capacity) is party, true sale, bankruptcy, bank insolvency, security interest and tax matters and such other matters as the Administrative Agent or any Agent may request;

          (vii)    evidence of the due execution and delivery by each of the Owner Trustee and the Indenture Trustee of the Related Documents to which each is party;

          (viii)    an executed copy of the Sale and Servicing Agreement, the Indenture, the Custodial Agreement, the Lockbox Agreement, the Trust Agreement and the Purchase Agreement;

          (ix)    evidence satisfactory to the Administrative Agent that financing statements duly executed by AmeriCredit, the Issuer and AWC or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent or any Agent or Purchaser, desirable under the Uniform Commercial Code of all appropriate jurisdictions or any comparable law to perfect the transfers (including grants of security interests) under the Related Documents have been delivered and, if appropriate, have been duly filed or recorded and that all filing fees, taxes or other amounts required to be paid in connection therewith have been paid;

          (x)    certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Closing Date, listing all effective financing statements which name AmeriCredit, the Issuer and AWC (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which the statements referred to in clause (x) above were or are to be filed, together with copies of such financing statements (none of which, other than financing statements naming the party under the Related Documents to which transfers (including grants of security interests) thereunder purport to have been made shall cover any of the property purported to be conveyed thereunder);

          (xi)    a certificate of the Indenture Trustee as to the establishment of certain accounts as provided in the Sale and Servicing Agreement and the Indenture;

          (xii)    the duly executed Note(s) registered in the name of each Agent as nominee on behalf of the Owners in its Purchaser Group;

          (xiii)    a duly completed and executed Collateral Receipt in respect of each such Receivable identified in the Schedule of Receivables;

          (xiv)    evidence satisfactory to the Agents that Security Agreement to which AmeriCredit MTN Receivables Trust III is a party has been amended to cure any current or anticipated termination events; and

          (xv)    such additional documents, instruments, certificates or letters as the Administrative Agent or any Agent or Purchaser may reasonably request.

        (d)  the Notes shall have been duly issued in accordance with the Indenture;

        (e)  the Receivables Seller shall have paid all fees payable on or before the Closing Date to the Administrative Agent (for its own account or for the account of the initial Purchasers and Agents) described in the Supplemental Fee Letters and all reasonable and appropriately invoiced costs and expenses of the Administrative Agent and the initial Agents and Purchasers payable by the Receivables Seller, to the extent provided herein, in connection with the transactions contemplated hereby;

        (f)    each initial CP Conduit shall have received evidence satisfactory to such CP Conduit that its purchase of Notes hereunder will not result in a reduction or withdrawal of the rating of its Commercial Paper Notes by Moody's, S&P or any other nationally recognized rating agency rating its Commercial Paper Notes;

        (g)  all conditions to the issuance of the Notes set forth in the Indenture or any other Related Document, including, without limitation, the contribution of the required Hedge Agreements to the Issuer, shall have been satisfied;

        (h)  after giving effect to the issuance of the Notes, the Note Principal Balance of the Notes shall be equal to or less than the Facility Limit;

        (i)    the Issuer shall have delivered to the Indenture Trustee a Hedge Agreement in form and substance satisfactory to the Agents; and

        (j)    in the case of any CP Conduit, such CP Conduit's Support Facilities shall be in full force and effect.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

        4.1    Representations and Warranties of AmeriCredit, AWC and the Issuer.    AmeriCredit, AWC and the Issuer each severally, with respect to itself only, represents and warrants to the Purchasers, the Agents and the Administrative Agent that its representations and warranties (individually or as Depositor, Receivables Seller or Servicer, as applicable) set forth in the Sale and Servicing Agreement, the Purchase Agreement, the Indenture and the other Related Documents are true and correct as of the date hereof and as of the Closing Date (except for representations or warranties which relate to a specific date, which shall be true and correct as of such date). AmeriCredit, AWC and the Issuer each severally, with respect to itself only, further represents and warrants to, and agrees with, each Purchaser and Agent and the Administrative Agent that, as of the date hereof and as of the Closing Date:

          (a)  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (if AmeriCredit) or the State of Nevada (if AWC) as a corporation or a Delaware statutory trust (if the Issuer), with full power and authority under such laws to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and the Related Documents to which it is a party.

          (b)  It has the power and authority to execute, deliver and perform this Agreement and the Related Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and such Related Documents. When executed and delivered, each of this Agreement and each such Related Document will constitute its legal, valid and binding agreement, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights generally. The enforceability of its obligations under such agreements is also subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and indemnification sought in respect of securities laws violations may be limited by public policy.

          (c)  No consent, license, approval or authorization of, or registration with, any governmental authority, bureau or agency is required to be obtained in connection with its execution, delivery or performance of each of this Agreement or any Related Documents that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date, except such that may be required by the blue sky laws of any state and except those which the failure to obtain individually or in the aggregate, would not have a material adverse effect on it or the transactions contemplated by, or its ability to perform its obligations under, this Agreement or the Related Documents to which it is a party.

          (d)  The execution, delivery and performance by it of each of this Agreement and the Related Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court to which it is subject, its charter or by-laws or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements which do not affect the legality, validity or enforceability of any of such agreements or the Receivables and which, individually or in the aggregate, would not have a material adverse effect on it or the transactions contemplated by, or its ability to perform its obligations under, this Agreement or the Related Documents to which it is a party).

          (e)  To its knowledge, except to the extent already disclosed in writing to the Administrative Agent and the Purchasers, there is no litigation or administrative proceeding before any court, tribunal or governmental body presently pending or threatened, against it with respect to this Agreement and the Related Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes, and there is no such litigation or proceeding against it or any significant portion of its properties, in each case which would have a material adverse effect on it or the transactions contemplated by, or its ability to perform its respective obligations under, this Agreement or the Related Documents to which it is a party.

          (f)    It has delivered to the Administrative Agent and each Agent complete and correct copies of, in the case of AmeriCredit, its audited consolidated balance sheet as at June 30, 2002, and the related audited consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, accompanied by the report thereon of PriceWaterhouseCoopers, and its unaudited consolidated balance sheet as at December 31, 2002, and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the fiscal quarter then ended. Such financial statements fairly present in all material respects its financial condition as at such date and the results of its operations for the period ended on such dates, all in accordance with United States generally accepted accounting principles or regulatory accounting principles, as applicable, consistently applied, and since June 30, 2002 there has been no material adverse change in its condition or operations.

          (g)  The issuance and sale of the Notes is exempt from the registration requirements of the Securities Act; the Indenture is exempt from qualification under the Trust Indenture Act, and neither the Depositor, the Receivables Seller nor the Issuer is required to be registered under the Investment Company Act.

          (h)  On the Closing Date and after giving effect to the issuance of the Notes, no Event of Default has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice or both, would constitute an Event of Default.

          (i)    No proceeds of any Note will be used by the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (j)    The chief executive office of the Issuer is located at the Corporate Trust Office (as defined in the Trust Agreement).

          (k)  The Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Basic Documents. The Issuer has no Indebtedness to any Person other than pursuant to this Agreement and the other Basic Documents. The Issuer, after giving effect to the transactions contemplated by this Agreement and the other Basic Documents, will have adequate funds to conduct its business in the foreseeable future.

          (l)    The Issuer has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Issuer. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Issuer in connection with the execution and delivery of this Agreement and the other Basic Documents and the transactions contemplated hereby or thereby including the transfer of each Receivable to the Issuer have been paid or shall have been paid if and when due at or prior to the Closing Date and the relevant Transfer Date, as the case may be.

          (m)  Each Servicer's Certificate is accurate in all material respects as of the date thereof.

          (n)  Each Receivable and other Collateral was purchased by, or contributed to, the Issuer on the relevant Transfer Date pursuant to the Sale and Servicing Agreement.

          (o)  All information heretofore or hereafter furnished by or on behalf of the Issuer to any Purchaser, the Administrative Agent or any Agent in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

          (p)  The Issuer is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

          (q)  There has been no material adverse change in the condition (financial or otherwise), business, operations, results of operations, or properties of the Issuer.

          (r)  The Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

          (s)  The Issuer has no trade names, fictitious names, assumed names or "doing business as" names.

          (t)    The Issuer is operated as an entity with assets and liabilities distinct from those of AmeriCredit and any other Affiliates of the Issuer, and the Issuer hereby acknowledges that the Administrative Agent, each of the Agents and each of the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Issuer's identity as a separate legal entity from AmeriCredit and each such Affiliate.

        There is not now, nor will there be at any time in the future, any agreement or understanding between AmeriCredit or any Affiliate and the Issuer (other than as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

          (u)  The Issuer does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

          (v)  The Sale and Servicing Agreement is the only agreement pursuant to which the Issuer purchases Receivables, and the Basic Documents delivered to the Administrative Agent represent all material agreements between AmeriCredit and the Receivables Seller, on the one hand, and the Issuer, on the other. The Issuer has furnished to the Agent true, correct and complete copies of each Basic Document to which the Issuer is a party, each of which is in full force and effect. Neither the Issuer nor any Affiliate party thereto is in default of any of its obligations thereunder in any material respect. Upon the purchase of each Receivable pursuant to the Sale and Servicing Agreement, the Issuer shall be the lawful owner of, and have good title to, such Receivable and all assets relating thereto, free and clear of any Liens. All such assets are transferred to the Issuer without recourse to the Receivables Seller except as described in the Purchase Agreement. The purchases of such assets by the Issuer constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) enforceable against creditors of the Depositor, and no such assets shall constitute property of the Depositor.

          (w)  One hundred percent (100%) of the outstanding Certificates are and will be directly owned (both beneficially and of record) by one holder and such holder shall not include any Person other than AWC. All Certificates are and will be validly issued, and there are no options, warrants or other rights to acquire Certificates or other equity rights in the Issuer.

          (x)  All Receivables included in the determination of Collateral Value as of the most recently delivered Servicer's Certificate are Eligible Receivables.

ARTICLE 5

COVENANTS

        5.1    Covenants.    Each of AmeriCredit, AWC and the Issuer, severally covenants and agrees, in each case as to itself individually or in its capacity as the Depositor, Receivables Seller or Servicer, as applicable, each with respect to itself only, that so long as any amount of the Note Principal Balance of the Notes shall remain outstanding or any monetary obligation arising hereunder shall remain unpaid, unless the Required Owners shall otherwise consent in writing, that:

          (a)  Each of the Issuer, AmeriCredit, AWC, the Depositor, the Receivables Seller and the Servicer shall perform in all material respects each of the respective agreements, warranties and indemnities applicable to it under the Related Documents to which it is a party and comply in all material respects with each of the respective terms and provisions applicable to it under the Related Documents to which it is party, which agreements, warranties and indemnities are hereby incorporated by reference into this Agreement as if set forth herein in full;

          (b)  The Issuer, the Depositor, the Receivables Seller and the Servicer, as applicable, shall promptly furnish to the Administrative Agent and each Agent (i) a copy of each certificate, report, statement, notice or other communication furnished by or on behalf of such Issuer, Depositor, Receivables Seller or Servicer, as applicable, to the holders of Notes, to the Indenture Trustee or to the Rating Agencies concurrently therewith and furnish to the Administrative Agent promptly after receipt thereof a copy of each notice, demand or other communication received by or on behalf of such Issuer, Depositor, Receivables Seller or the Servicer, as applicable, pursuant to this Agreement, the Sale and Servicing Agreement or the Indenture, and (ii) such other information, documents, records or reports respecting the Receivables, the Issuer, Depositor, Receivables Seller or Servicer which is in the possession or under the control of the Issuer, Depositor, Receivables Seller or Servicer, as the case may be, as the Administrative Agent or any such Agent may from time to time reasonably request;

          (c)  Without limitation of the provisions of subsection 5.1(b) above, the Servicer shall furnish to the Administrative Agent and each Agent (i) with respect to each Distribution Date, a copy of the completed report furnished to the Indenture Trustee pursuant to Section 2.1(b)(i) the Sale and Servicing Agreement, (ii) a copy of each officer's certificate furnished to the Indenture Trustee pursuant to Section 4.10 of the Sale and Servicing Agreement, and (iii) a copy of each annual certified public accountants' reports received by the Indenture Trustee pursuant to Section 4.11 the Sale and Servicing Agreement;

          (d)  The Seller and the Servicer shall deliver to the Administrative Agent and each Agent (i) within 90 days following the end of each of its fiscal years, beginning with the fiscal year ending June 30, 2003, its audited consolidated balance sheet as of the end of such fiscal year, and the related audited consolidated statements of income and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles and accompanied by the opinion of its independent certified public accountants and (ii) within 45 days following the end of each of its fiscal quarters, beginning with the fiscal quarter ending March 31, 2003, its unaudited consolidated balance sheet as of the end of such fiscal quarter, and the related unaudited consolidated statements of income and cash flows for such fiscal quarter, prepared in accordance with generally accepted accounting principles;

          (e)  Each of the Issuer, the Depositor, the Receivables Seller and the Servicer shall furnish to the Administrative Agent and each Agent promptly after known to such party, information with respect to any action, suit or proceeding involving such party or any of its Affiliates by or before any court or any Governmental Authority which, if adversely determined, would have a material and adverse effect on such party or the transactions contemplated by, or such party's ability to perform its obligations under, this Agreement or the Related Documents;

          (f)    The Receivables Seller, the Depositor, the Servicer and the Issuer, as applicable, will, at any time and from time to time during regular business hours, on at least five Business Days' (or if an Event of Default or event or condition which, with the passage of time or the giving of notice, or both, would become an Event of Default has occurred, one Business Day's) notice to the Receivables Seller, the Depositor, the Servicer and the Issuer, as the case may be, permit the Administrative Agent and each Agent, or its agents or representatives, at the cost and expense of the Receivables Seller, in the case of one visit per year or, if an Event of Default or event or condition which, with the passage of time or the giving of notice, or both, would become an Event of Default has occurred, at any time, and otherwise at the expense of the Administrative Agent or such Agent, as the case may be, (i) to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Depositor, the Receivables Seller, the Servicer or the Issuer, as the case may be, relating to the Receivables, and (ii) to visit the offices and properties of the Depositor, the Receivables Seller, the Servicer or the Issuer, as applicable, for the purpose of examining such materials described in clause (i) above. Any information obtained by the Administrative Agent or an Agent pursuant to this subsection 5.1(f) shall be held in confidence by the Administrative Agent or such Agent, as applicable, in accordance with the provisions of Section 6.2 hereof, except that the Administrative Agent or such Agent may disclose such information to any Purchaser which shall hold such information in accordance with the provisions of Section 6.2 hereof; and

          (g)  The Servicer shall furnish to the Administrative Agent and each Agent, promptly after the occurrence of any Event of Default, a certificate of an appropriate officer of the Servicer setting forth the circumstances of such Event of Default and any action taken or proposed to be taken by the Servicer or the related Seller with respect thereto.

ARTICLE 6

MUTUAL COVENANTS REGARDING CONFIDENTIALITY

        6.1    Covenants.    Each of AWC, individually and as Depositor, the Issuer and AmeriCredit, individually, as Receivables Seller and as Servicer, severally and with respect to itself only, covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the identity of any CP Conduit which is a purchaser or beneficial owner of Notes under this Agreement), except as the Administrative Agent or such Agent or Purchaser may have consented to in writing prior to any proposed disclosure and except it may disclose such information (i) to its officers, employees, agents and legal advisors who are directly involved in the consideration of this Agreement (and then only on a confidential basis) and (ii) as required by applicable law or compulsory legal process; provided, that, in the case of clause (ii), AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit or the Servicer, as applicable, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the affected Administrative Agent, Agent or Purchaser of its intention to make any such disclosure prior to making such disclosure.

        6.2    Covenants of Purchasers.    Subject to the provisions of Section 8.1(c) hereof, the Administrative Agent and each Agent and Purchaser, severally and with respect to itself only, covenants and agrees that any nonpublic information obtained by it pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Administrative Agent or any Agent or Purchaser hereunder may in all cases be distributed to the Administrative Agent or to any Agent or

Purchaser) except that the Administrative Agent or such Agent or Purchaser may disclose such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding provided that, unless prohibited by a Requirement of Law, the Administrative Agent or such Agent or Purchaser shall provide prompt notice of such order to the affected party, (ii) upon the request or demand of any regulatory authority having jurisdiction over the Administrative Agent or any Agent or Purchaser or any of its affiliates, (iii) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Administrative Agent or such Agent or Purchaser, (iv) to its affiliates, employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information, (v) for purposes of establishing a "due diligence" defense, (vi) which was available to the Administrative Agent or such Agent or Purchaser on a nonconfidential basis from a source other than the affected party, provided that such source was not to the knowledge of the Administrative Agent or such Agent or Purchaser bound by a confidentiality agreement with the affected party, (vii) has been independently acquired or developed by the Administrative Agent or such Agent or Purchaser without violating any of the Administrative Agent or such Agent or Purchaser's obligations under this engagement letter or (viii) at any time following the date three years after the date of this Agreement. No disclosure pursuant to subsection (viii) shall be made if the confidential information consists of non-public personal information, which shall include all Personally Identifiable Financial Information (as defined herein) in any list, description or other grouping of consumers/customers, and publicly available information pertaining to them, that is derived using any Personally Identifiable Financial Information that is not publicly available, and shall further include all Non-Public Personally Identifiable Information as defined by federal regulations implementing the Gramm-Leach-Bliley Act, as amended from time to time. "Personally Identifiable Financial Information" means any information a consumer provides to a party in order to obtain financial product or service, any information a party otherwise obtains about a consumer in connection with providing a financial product or service to that consumer, and any information about consumer resulting from any transaction involving a financial product or service between a party and a consumer. Personally Identifiable Financial Information may include, without limitation, a consumer's first and last name, physical address, zip code, e-mail address, phone number, Social Security number, birth date, account number and any information that identifies, or when tied to the above information may identify, a consumer.

ARTICLE 7

THE AGENTS

        7.1    Appointment.    Each Purchaser and each Agent hereby irrevocably designates and appoints the Administrative Agent as the administrative agent of such Purchaser or Agent, as the case may be, under this Agreement, and each such Purchaser and Agent irrevocably authorizes the Administrative Agent, as the agent for such Purchaser or Agent, to take such action on its behalf under the provisions of this Agreement and the other Related Documents and to exercise such powers and perform such duties here under and thereunder as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Related Documents, together with such other powers as are reasonably incidental thereto. Each Purchaser in each Purchaser Group hereby irrevocably designates and appoints the Agent for such Purchaser Group as the agent of such Purchaser under this Agreement, and each such Purchaser irrevocably authorizes such Agent, as the agent for such Purchaser, to take such action on its behalf under the provisions of the Related Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of the Related Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor any Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or any Agent. To the extent that any provision of this Article 7 with respect to the relationship between an Agent and the Purchasers in its Purchaser Group conflicts with any agreement between such Purchasers and such Agent set forth in any agreement with respect to a Support Facility, the terms of such other agreement will control.

        7.2    Delegation of Duties.    Each Agent and the Administrative Agent (each a "Purchaser Agent") may execute any of its duties under any of the Related Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Purchaser Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        7.3    Exculpatory Provisions.    Neither any Purchaser Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable to any of the Purchasers for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any of the Related Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit, the Servicer, the Administrative Agent, the Master Servicer, or the Indenture Trustee or any officer thereof contained in any of the Related Documents or in any certificate, report, statement or other document referred to or provided for in, or received by a Purchaser Agent under or in connection with, any of the Related Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Related Documents or for any failure of AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit, the Servicer, the Administrative Agent, the Master Servicer, or the Indenture Trustee to perform its obligations thereunder. No Purchaser Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the other Related Documents, or to inspect the properties, books or records of AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit, the Servicer, the Administrative Agent, the Master Servicer, or the Indenture Trustee.

        7.4    Reliance by Agents.    Each Purchaser Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Agent), independent accountants and other experts selected by such Agent. Each Purchaser Agent shall be fully justified in failing or refusing to take any action under any of the Related Documents unless it shall first receive such advice or concurrence of the Required Owners as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers or by the Committed Purchasers in its Purchaser Group, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Related Documents in accordance with a request of Owners in its Purchaser Group having Percentage Interests aggregating greater than 50% of the aggregate Percentage Interests of all Owners in such Purchaser Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Purchasers in such Purchaser Group. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Related Documents in accordance with a request of the Majority Owners, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Purchasers.

        7.5    Notices.    No Purchaser Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default unless such

Purchaser Agent has received notice from the Servicer, the Indenture Trustee or any Purchaser, referring to this Agreement and describing such event. In the event any Purchaser Agent receives such a notice, it shall promptly give notice thereof to the Purchasers in its Purchaser Group. Each Agent shall take such action with respect to such event as shall be reasonably directed by Owners in its Purchaser Group having Percentage Interests aggregating greater than 50% of the aggregate Percentage Interests of all Owners in such Purchaser Group; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Purchasers or of the Purchasers in its Purchaser Group, as applicable. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Majority Owners; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Purchasers.

        7.6    Non-Reliance on Agents and Other Purchasers.    Each Purchaser expressly acknowledges that no Purchaser Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Purchaser Agent hereafter taken, including any review of the affairs of AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit, the Servicer, the Administrative Agent, the Master Servicer or the Indenture Trustee shall be deemed to constitute any representation or warranty by any Purchaser Agent to any Purchaser. Each Purchaser represents to each Purchaser Agent that it has, independently and without reliance upon any Purchaser Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit, the Servicer, the Administrative Agent, the Master Servicer, the Indenture Trustee, and the Receivables and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Purchaser also represents that it will, independently and without reliance upon any Purchaser Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit, the Servicer, the Administrative Agent, the Master Servicer, the Indenture Trustee, and the Receivables. Except for notices, reports and other documents received under Section 5 hereof, no Purchaser Agent shall have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit, the Servicer, the Administrative Agent, the Master Servicer, the Indenture Trustee, and the Receivables which may come into the possession of such Purchaser Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        7.7    Indemnification.    The Committed Purchasers in each Purchaser Group agree to indemnify the Agent for such Purchaser Group in its capacity as such (without limiting the obligation (if any) of AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit and the Servicer to reimburse such Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Percentage Interests), in each case from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Note Principal Balance of the Notes) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing;

provided that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from its own gross negligence or willful misconduct.

        The Purchasers (other than CP Conduits) and, with respect to CP Conduits which are also Committed Purchasers, the related Agents, agree to indemnify the Administrative Agent in its capacity as such (without limiting the obligation (if any) of AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit or the Servicer to reimburse the Administrative Agent for any such amounts), ratably according to the outstanding principal balances of their Notes from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under the Indenture) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no such Purchaser or Agent shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Administrative Agent resulting from its own gross negligence or willful misconduct or bad faith.

        The agreements in this subsection shall survive the payment of the obligations under this Agreement, including the Note Principal Balance of the Notes.

        7.8    Agents in their Individual Capacity.    Each Purchaser Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit, the Servicer, the Administrative Agent, the Master Servicer, or the Indenture Trustee as though such Purchaser Agent were not an agent hereunder. In addition, the Purchasers acknowledge that one or more Persons which are Purchaser Agents may act (i) as administrator, sponsor or agent for one or more CP Conduits and in such capacity acts and may continue to act on behalf of each such CP Conduit in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more CP Conduits is party and in various other capacities relating to the business of any such CP Conduit under various agreements. Any such Person, in its capacity as Purchaser Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as a Purchaser Agent other than as expressly provided in this Agreement. Any Person which is a Purchaser Agent may act as a Purchaser Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

        7.9    Successor Agents.    Any Agent may resign as Agent upon ten days' notice to the Purchasers in its Purchaser Group, the Administrative Agent and each other Agent, the Indenture Trustee, the Receivables Seller and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section 7.9. If an Agent shall resign as Agent under this Agreement, then Owners in its Purchaser Group having Percentage Interests aggregating greater than 51% of the aggregate Percentage Interests of all Owners in such Purchaser Group shall appoint from among the Committed Purchasers in such Purchaser Group a successor agent for such Purchaser Group. Any successor agent shall succeed to the rights, powers and duties of resigning Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent's resignation as Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

        The Administrative Agent may resign as Administrative Agent upon ten days' notice to the Agents, the Indenture Trustee and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Administrative Agent pursuant to this Section 7.9. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Majority Owners shall appoint from among the Agents a successor administrative agent, which successor Administrative Agent, so long as no Event of Default has occurred and is continuing, shall be reasonably acceptable to AmeriCredit. Any successor administrative agent or agent shall succeed to the rights, powers and duties of resigning Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent or agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Indenture. After the retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

ARTICLE 8

SECURITIES LAWS; TRANSFERS

        8.1    Transfers of Notes.

        (a)  Each Purchaser shall execute and deliver to the Issuer on the Closing Date an Investment Letter substantially in the form attached hereto as Exhibit A. Each Owner agrees that the beneficial interest in the Notes purchased by it will be acquired for investment only and not with a view to any public distribution thereof, and that such Owner will not offer to sell or otherwise dispose of any Note acquired by it (or any interest therein) in violation of any of the requirements of the Securities Act or any applicable state or other securities laws. Each Owner acknowledges that it has no right to require the AmeriCredit, AWC or the Issuer to register, under the Securities Act of 1933, as amended, or any other securities law, the Notes (or the beneficial interest therein) acquired by it pursuant to this Agreement or any Transfer Supplement. Each Owner hereby confirms and agrees that in connection with any transfer or syndication by it of an interest in the Notes, such Owner has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

        (b)  Each initial purchaser of a Note or any interest therein and any Assignee thereof or Participant therein shall certify to the Issuer, the Receivables Seller, the Servicer, the Indenture Trustee, the Administrative Agent and the Agent for its Purchaser Group that it is either (i) a citizen or resident of the United States, (ii) a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) a person not described in (i) or (ii) who is entitled to receive payments under this Agreement and with respect to the Notes without deduction or withholding of any United States federal income taxes and whose ownership of any interest in a Note will not result in any withholding obligation with respect to any payments with respect to the Notes by any Person and who will furnish to the Issuer, the Receivables Seller, the Servicer, the Indenture Trustee, the Administrative Agent, the Agent for its Purchaser Group, and to the Owner making the Transfer the forms described in subsection 2.4(c).

        (c)  Any sale, transfer, assignment, participation, pledge, hypothecation or other disposition (a "Transfer") of a Note or any interest therein may be made only in accordance with this Section 8.1. Any partial Transfer (other than from a CP Conduit to a related Support Party) of an interest in a Note shall be in respect of, at least $5,000,000 in the aggregate. Any Transfer of an interest in a Note otherwise permitted by this Section 8.1 will be permitted only if it consists of a pro rata percentage interest in all payments made with respect to the Purchaser's beneficial interest in such Note. No Note or any interest therein may be Transferred by Assignment or Participation to any Person (each, a "Transferee") unless the Transferee is a Permitted Transferee and prior to the Transfer the Transferee shall have executed and delivered to the Agent and the Issuer an Investment Letter. A transferring Purchaser shall promptly notify the Servicer of each Transfer other than (x) an Assignment (with respect to which the Administrative Agent is obligated to deliver notice) and (y) a pledge or hypothecation to a Support Party by a Purchaser which is a Conduit Purchaser.

        Each of AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit and the Servicer authorizes each Purchaser to disclose to any Transferee and Support Party and any prospective Transferee or Support Party any and all confidential information in the Purchaser's possession concerning this Agreement or the Related Documents or concerning the Receivables or such party which has been delivered to any Agent or such Purchaser pursuant to this Agreement or the Related Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Purchaser by or on behalf of AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit and the Servicer in connection with such Purchaser's evaluation of the Receivables, AWC, the Depositor, the Receivables Seller, the Issuer, AmeriCredit or the Servicer prior to becoming a party to, or purchasing an interest in this Agreement or the Notes; provided that prior to any such disclosure, such Transferee or Support Party or prospective Transferee or Support Party shall have agreed in writing to comply with the confidentiality provisions of Section 6.2, and a copy of such written agreement as to compliance has been finished to the Servicer and the Administrative Agent.

        (d)  Each Purchaser may, in accordance with applicable law, at any time grant participations in all or part of its interest in the Notes, including the payments due to it under this Agreement and the Related Documents (each, a "Participation"), to any Permitted Transferee (each such Permitted Transferee, a "Participant"); provided, however, that no Participation shall be granted to any Person (i) unless and until the Agent for such Purchaser's Purchaser Group shall have consented thereto, (ii) the conditions to Transfer specified in this Agreement, including in subsection 8.1(c) hereof, shall have been satisfied, and (iii) that such Participation consists of a pro rata percentage interest in all payments made with respect to such Purchaser's beneficial interest (if any) in the Notes. In connection with any such Participation, each Agent for a Purchaser Group shall maintain a register of each Participant of members of its Purchaser Group and the amount of each related Participation. Each Purchaser hereby acknowledges and agrees that (A) any such Participation will not alter or affect such Purchaser's direct obligations hereunder, and (B) neither the Indenture Trustee, the Issuer, the Depositor, the Master Servicer, the Receivables Seller nor the Servicer shall have any obligation to have any communication or relationship with any Participant. Each Purchaser and each Participant shall comply with the provisions of subsection 2.4(c) of this Agreement. No Participant shall be entitled to Transfer all or any portion of its Participation, without the prior written consent of the Agent for its Purchaser Group. Each Participant shall be entitled to receive additional amounts and indemnification pursuant to Sections 2.3, 2.4 and 2.5 hereof as if such Participant were a Purchaser and such Sections applied to its Participation; provided, in the case of Section 2.4, that such Participant has complied with the provisions of subsection 2.4(c) hereof as if it were a Purchaser; provided, further, no Participant shall be entitled to receive additional amounts or indemnification in amounts in excess of those the participating Purchaser would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such participation occurred. Each Purchaser shall give the Agent for its Purchaser Group notice of the consummation of any sale by it of a Participation. It shall be a further condition to the grant of any Participation that the Participant shall have certified, represented and warranted that (i) it is entitled to (A) receive payments with respect to its participation without deduction or withholding of any United States federal income taxes and (B) an exemption from United States backup withholding tax, and (ii) to the extent such Participant has not otherwise directly provided such forms to the Issuer, the Receivables Seller, the Servicer and the Indenture Trustee,

(A) prior to the date on which the first interest payment is due to such Participant, such Participant will provide to the Issuer, AWC, the Depositor, the Servicer and Indenture Trustee, the forms described in subsection 2.4(c) (subject to the Issuer's consent, as applicable and as set forth therein) as though the Participant were a Purchaser, and (B) such Participant similarly will provide subsequent forms as described in subsection 2.4(c) with respect to such participant as though it were a Purchaser.

        (e)  Each Purchaser may, with the consent of the Agent for its Purchaser Group and in accordance with applicable law, sell, transfer or assign (each, an "Assignment"), to any Permitted Transferee (each, an "Assignee") all or any part of its interest in the Notes and its rights and obligations under this Agreement and the Related Documents pursuant to an agreement substantially in the form attached hereto as Exhibit B hereto (a "Transfer Supplement"), executed by such Assignee and such Purchaser and delivered to the Agent for its Purchaser Group for its acceptance and consent; provided, however, that (i) no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement, including in subsection 8.1(c) hereof, shall have been satisfied, (ii) no assignment or sale by a Committed Purchaser shall be effective without the consent of the CP Conduit in its Purchaser Group, (iii) no assignment or sale which results in the addition of a new Purchaser Group shall be effective without the consent of the Administrative Agent (which consent shall not unreasonably be withheld), and (iv) in no event shall the consent of an Agent, the Administrative Agent or the Issuer be required in the case of an assignment by a CP Conduit of its interest in the Notes and its rights and obligations under this Agreement and the Related Documents to any one or more of its Committed Purchasers in its Purchaser Group or to any Support Party with respect to such CP Conduit; provided, further, however, that, with respect to (x) any Assignment by one member of a Purchaser Group to another Person already a member of such Purchaser Group of its rights with respect to the Note and (y) any Assignment by a CP Conduit to another CP Conduit administered by the same Agent, it shall not be necessary to execute a Transfer Supplement so long as the Agent for the transferee Purchaser Group gives prompt written notice of such Assignment to the Administrative Agent, the Servicer and the Issuer. From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Purchaser hereunder as set forth therein and (y) the transferor Purchaser shall, to the extent provided in such Transfer Supplement, be released from its obligations under this Agreement; provided, however, that after giving effect to each such Assignment, the obligations released by any such Purchaser shall have been assumed by an Assignee or Assignees. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Percentage Interests arising from the Assignment. Upon its receipt and acceptance of a duly executed Transfer Supplement, the Agent for the applicable Purchaser Group (or, in the case of an Assignment by which a new Purchaser Group is added to this Agreement, the Administrative Agent) shall on the effective date determined pursuant thereto give notice of such acceptance to the Issuer, the Receivables Seller, the Servicer and the Indenture Trustee.

        Upon instruction to register a transfer of a Purchaser's beneficial interest in the Notes (or portion thereof) and surrender for registration of transfer of such Purchaser's Note(s) (if applicable) and delivery to the Issuer of an Investment Letter, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Indenture Trustee of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement, such beneficial interest in the Notes (or portion thereof) shall be transferred in the records of the Indenture Trustee and the applicable Agent and, if requested by the Assignee, new Notes shall be issued to the Assignee and, if applicable, the transferor Purchaser in amounts reflecting such Transfer as provided in the Indenture. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on the Note Register.

        (f)    Each Purchaser may pledge its interest in the Notes to any Federal Reserve Bank as collateral in accordance with applicable law.

        (g)  Any Purchaser shall have the option to change its Investing Office, provided that such Purchaser shall have prior to such change in office complied with the provisions of subsection 2.4(c) hereof and provided further that such Purchaser shall not be entitled to any amounts otherwise payable under Section 2.3 or 2.4 hereof resulting solely from such change in office unless such change in office was mandated by applicable law or by such Purchaser's compliance with the provisions of this Agreement.

        (h)  Each Support Party shall be entitled to receive additional payments and indemnification pursuant to Sections 2.3, 2.4 and 2.5 hereof as though it were a Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Notes; provided that such Support Party shall not be entitled to additional payments pursuant to (i) Section 2.3 by reason of Regulatory Changes which occurred prior to the date it became a Support Party or (ii) Section 2.4 attributable to its failure to satisfy the requirements of subsection 2.4(c) as if it were a Purchaser, and provided further, that unless such Support Party is a Permitted Transferee or has been consented to by the Issuer, such Support Party shall be entitled to receive additional amounts pursuant to Sections 2.3 or 2.4 only to the extent that its related CP Conduit would have been entitled to receive such amounts in the absence of the commitment and Support Advances from such Support Party; provided, further, no Participant shall be entitled to receive additional amounts or indemnification in amounts in excess of those the participating Purchaser would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such participation occurred.

        (i)    Each Support Party claiming increased amounts described in Sections 2.3 or 2.4 hereof shall furnish, through its related CP Conduit, to the Issuer, the Receivables Seller, the Servicer, the Indenture Trustee and the Agent for the applicable Purchaser Group a certificate setting forth the basis and amount of each request by such Support Party for any such amounts referred to in Sections 2.3 or 2.4, such certificate to be conclusive with respect to the factual information set forth therein absent manifest error.

        (j)    In the event that a Purchaser (or a Participant or Support Party for such Purchaser) is entitled to receive additional payments pursuant to Section 2.3 or 2.4 hereof, the Issuer shall have the right to seek a Replacement Purchaser not so affected and which is reasonably acceptable to the Agent for such Purchaser Group to replace such affected Purchaser. No replacement of a Purchaser shall be effected pursuant to this subsection 8.1(j) if, after giving effect thereto, any amounts shall be owing to the replaced Purchaser hereunder. Each affected Purchaser hereby agrees to take all actions reasonably necessary to permit a Replacement Purchaser to succeed to its rights and obligations hereunder.

        8.2    Tax Characterization.    It is the intention of the parties hereto that the Notes be treated for tax purposes as indebtedness, and the parties hereto agree to so treat the Notes (to the extent permitted by law).

ARTICLE 9

MISCELLANEOUS

        9.1    Amendments and Waivers.    This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 9.1. With the written consent of the Required Owners, the Administrative Agent, each Agent, the Issuer, the Receivables Seller and the Servicer may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount or extend the maturity of any Note or reduce the rate or extend the time of payment of interest thereon, increase the obligation, if any, of any CP Conduit, or reduce or alter the timing of any other amount payable to any Purchaser hereunder or under the Sale and Servicing Agreement or the Indenture, in each case without the consent of the Purchasers affected thereby, (ii) amend, modify or waive any provision of this Section 9.1, or reduce the percentage specified in the definition of Majority Owners or Required Owners, in each case without the written consent of all Purchasers or (iii) amend, modify or waive any provision of Section 7 of this Agreement without the written consent of each Purchaser Agent affected by such amendment, modification or wavier. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

        An Agent may cast any vote or give any consent or direction under the Sale and Servicing Agreement, the Indenture or other Related Documentation on behalf of the Holders (as defined in the Indenture) of Notes in its Purchaser Group if it has been directed to do so by Owners in such Purchaser Group having Percentage Interests aggregating greater than 50% of the aggregate Percentage Interests of all Owners in such Purchaser Group.

        9.2    Notices.

        (a)  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, addressed as follows or, with respect to an Agent or Purchaser, as set forth on the signature pages hereto or in its respective Transfer Supplement, or, with respect to the Issuer, the Receivables Seller or the Servicer, as set forth in the Indenture or to such other address as may be hereafter notified by the respective parties hereto:

Administrative Agent:	Deutsche Bank AG, New York Branch 31 West 52nd Street New York, NewYork 10019 Attention: Structured FinanceDepartment/Securitization Telefax: (212) 469-7185

        (b)  Unless otherwise directed by the Administrative Agent, all payments to it shall be made by federal wire to the Administrative Agent, at its account (Account #             , Reference: AmeriCredit Whole Loan, Attn: Structured Finance Department) maintained at Deutsche Bank AG, New York Branch, New York, NY 10005 (ABA# 026-003-780), or such other account as the Administrative Agent may designate in writing to the Issuer. The Administrative Agent shall distribute such payments to the Purchasers promptly upon receipt. Unless otherwise directed by an Agent or Purchaser, all payments to it shall be made by federal wire to the account specified on the signature pages hereto or in the Transfer Supplement by which it became a party hereto (provided, in the case of an account specified in a Transfer Supplement, that the Agent, the Issuer, the Servicer or the Indenture Trustee, as the case may be, shall have received notice thereof).

        (c)  The Administrative Agent will promptly forward copies of all certificates, notices and reports received hereunder to the Agents.

        9.3    No Waiver; Cumulative Remedies.    No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under any of the Related Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Related Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in the Related Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        9.4    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of AWC, the Depositor, the Receivables Seller, AmeriCredit, the Servicer, the Issuer, the Administrative Agent, the Agents, the Purchasers, any Transferee and their respective successors and permitted assigns, and, to the extent provided herein, to each Indemnitee, Participant and Support Party and their respective successors and assigns; provided that, except as provided in Section 6.4, 7.4 or 11.4 of the Sale and Servicing Agreement, AWC, the Depositor, the Receivables Seller, AmeriCredit and the Servicer may not assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Required Owners; provided, further, that in connection with any such assignment (including an assignment by operation of law), the assignee shall expressly agree in writing to assume all the obligations of AWC, the Depositor, the Receivables Seller, AmeriCredit or the Servicer, as applicable, hereunder and provided further that no assignment permitted hereunder shall relieve AWC, the Depositor, the Receivables Seller, AmeriCredit or the Servicer, as applicable, from any obligations arising hereunder prior to such assignment (including obligations with respect to breaches of representations and warranties made herein).

        9.5    Successors to Servicer.    In the event that a transfer of servicing occurs under Section 8.3 of the Sale and Servicing Agreement, (i) from and after the effective date of such transfer, the successor Servicer shall be the successor in all respects to the Servicer and shall be responsible for the performance of all functions to be performed by the Servicer from and after such date, except as provided in the Sale and Servicing Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the successor Servicer, and (ii) as of the date of such transfer, the successor Servicer shall be deemed to have made with respect to itself the representations and warranties made in Section 4.1 hereof (in the case of subsection 4.1(a) with appropriate factual changes); provided, however, that the references to the Servicer contained in Section 5.1 of this Agreement shall be deemed to refer to the Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the Servicer was Servicer under this Agreement and shall be deemed to refer to the successor Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the successor Servicer acts as Servicer under this Agreement; provided, however, to the extent that an obligation to indemnify Indemnitees under Section 2.5 hereof arises as a result of any act or failure to act of any successor Servicer in the performance of servicing obligations under the Sale and Servicing Agreement, such indemnification obligation shall be of the successor Servicer and not its predecessor. Upon any transfer of servicing to a successor Servicer, such successor Servicer shall furnish to the Administrative Agent and each Agent copies of its audited annual financial statements for each of the three preceding fiscal years or if the Indenture Trustee or any other banking institution becomes the successor Servicer, such successor Servicer shall provide, in lieu of the audited financial statements required in the immediately preceding clause, complete and correct copies of the publicly available portions of its Consolidated Reports of Condition and Income as submitted to the FDIC for the two most recent year end periods.

        9.6    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        9.7    Severability.    Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

        9.8    Integration.    This Agreement and the Supplemental Fee Letters, as applicable, represent the agreement of AWC (individually and as Depositor), AmeriCredit (individually, as Receivables Seller and as Servicer), the Issuer, the Administrative Agent, the Agents and the Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto relative to subject matter hereof not expressly set forth or referred to herein or therein or in the Related Documents.

        9.9    Governing Law.    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PROVISIONS.

        9.10    Jurisdiction; Consent to Service of Process.    Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment arising out of or relating to this Agreement; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; (v) consents to service of process in the manner provided for notices in Section 9.2 of this Agreement (provided that, nothing in this Agreement shall affect the right of any such party to serve process in any other manner permitted by law); and (vi) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such action or proceeding any special, exemplary, punitive or consequential damages.

        9.11    Termination.    This Agreement shall remain in full force and effect until the payment in full of the Note Principal Balance of the Notes and all other amounts payable to the Purchasers, the Agents and the Administrative Agent hereunder; provided, that the provisions of Sections 2.3, 2.4, 2.5, 6.1, 6.2, 7.7, 8.2, 9.10, 9.12 and 9.14 shall survive termination of this Agreement and any amounts payable to the Administrative Agent, the Agents, Purchasers or any Affected Party thereunder shall remain payable thereto.

        9.12    No Proceedings.

        (a)  The Administrative Agent and each Agent and each Purchaser covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Issuer or AWC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States for one year and a day after the latest maturing Note has been paid.

        (b)  Each of AWC (individually and as Depositor), AmeriCredit (individually, as Receivables Seller and as Servicer), the Issuer, the Administrative Agent, each Agent and each Purchaser hereby agrees that it shall not institute or join against, or knowingly or intentionally encourage or cooperate with any other Person in instituting against, any CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note, medium term note or other debt security issued by such CP Conduit is paid.

        9.13    No Recourse.

        (a)  The obligations of each CP Conduit under this Agreement, or any other agreement, instrument, document or certificate executed or delivered or issued by such CP Conduit or any officer thereof are solely the corporate, limited liability company or partnership obligations of such CP Conduit. No recourse shall be had for the payment of any fee or other obligations, instrument, document or certificate executed and delivered or issued by any CP Conduit or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of any CP Conduit.

        (b)  Each of AWC (individually and as Depositor), AmeriCredit (individually, as Receivables Seller and as Servicer), the Issuer, the Administrative Agent, each Agent and each Purchaser hereby irrevocably waives all right of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of any CP Conduit at any time held by or in the possession of such Person.

        (c)  Notwithstanding anything in this Agreement to the contrary, a CP Conduit shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to such CP Conduit after paying or making provision for the payment of its Commercial Paper Notes; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by such CP Conduit exceeds the amount available to such CP Conduit to pay such amount after paying or making provision for the payment of its Commercial Paper Notes.

        9.14    Survival of Representations and Warranties.    All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Notes hereunder and the termination of this Agreement.

        9.15    Waiver of Jury Trial.    EACH PARTY HERETO (INDIVIDUALLY AND, IN THE CASE OF AWC, AS DEPOSITOR, AND, IN THE CASE OF AMERICREDIT, AS RECEIVABLES SELLER AND AS SERVICER) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT AND FOR PURCHASERS PURCHASING AN INTEREST IN THE NOTES DESCRIBED HEREIN AND THE ADMINISTRATIVE AGENT AND EACH AGENT AGREEING TO ACT AS SUCH HEREUNDER.

        9.16    Limitation of Liability of Owner Trustee.    It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank Trust Company Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

        9.17    CP Conduit as Committed Purchaser.    Notwithstanding anything herein to the contrary, a CP Conduit may execute this Agreement as both a CP Conduit and a Committed Purchaser and, in such event, such CP Conduit shall have the rights and obligations of both a CP Conduit and a Committed Purchaser set forth herein. In no event shall the foregoing prevent a CP Conduit from exercising its rights to Assign or Transfer some or all of its Note to one or more Support Parties.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

AMERICREDIT OWNER TRUST 2003-1
By:	Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee
By:	/s/ LOUIS BODI Name: Louis Bodi Title: Vice President
AMERICREDIT WAREHOUSE CORPORATION, individually and as Depositor
By:	/s/ J. MICHAEL MAY Name: J. Michael May Title: Senior Vice President—Associate Counsel
AMERICREDIT FINANCIAL SERVICES, INC., individually, as Receivables Seller and as Servicer
By:	/s/ BETH SORENSEN Name: Beth Sorensen Title: Senior Vice President, Finance
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
By:	/s/ FRANK BYRNE Name: Frank Byrne Title: Managing Director
By:	/s/ ERIC SHEA Name: Eric Shea Title: Vice President
Address for Notices: 31 West 52nd Street New York, NewYork 10019 Attention: Structured Finance Department/Securitization Facsimile No.: (212) 469-7185

GEMINI PURCHASER GROUP DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent
	By:	/s/ FRANK BYRNE Name: Frank Byrne Title: Managing Director
	By:	/s/ ERIC SHEA Name: Eric Shea Title: Vice President
Address for Notices: 31 West 52nd Street New York, New York 10019 Attention: Structured Finance Department/Securitization Facsimile No.: (212) 469-7185
Type of Purchaser: CP Conduit	GEMINI SECURITIZATION CORP.
Maximum Purchase Amount: $0.00	By:	/s/ R. DOUGLAS DONALDSON Name: R. Douglas Donaldson Title: Treasurer

Address for Notices and Investing Office:

c/o Deutsche Bank AG, New York Branch
31 West 52nd Street
New York, New York 10019
Attention: Structured Finance
Department/Securitization
Facsimile No.: (212) 469-7185

Type of Purchaser: Committed	DEUTSCHE BANK AG, NEW YORK BRANCH,
Commitment: $0.00	By:	/s/ FRANK BYRNE Name: Frank Byrne Title: Managing Director
	By:	/s/ ERIC SHEA Name: Eric Shea Title: Vice President

Address for Notices and Investing Office:

Deutsche Bank AG
New York Branch
31 West 52nd Street
New York, New York 10019
Attention: Structured Finance
Department/Securitization
Facsimile No.: (212) 469-7185

SEDONA PURCHASER GROUP DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent
	By:	/s/ FRANK BYRNE Name: Frank Byrne Title: Managing Director
	By:	/s/ ERIC SHEA Name: Eric Shea Title: Vice President
Address for Notices: 31 West 52nd Street New York, New York 10019 Attention: Structured Finance Department/Securitization Facsimile No.: (212) 469-7185
Type of Purchaser: CP Conduit	SEDONA CAPITAL FUNDING CORP.
Maximum Purchase Amount: $0.00	By:	/s/ EVELYN ECHEVARRIA Name: Evelyn Echevarria Title: Vice President

Address for Notices and Investing Office:

c/o Deutsche Bank AG, New York Branch
31 West 52nd Street
New York, New York 10019
Attention: Structured Finance
Department/Securitization
Facsimile No.: (212) 469-7185

Type of Purchaser: Committed	DEUTSCHE BANK AG, NEW YORK BRANCH,
Commitment: $0.00	By:	/s/ FRANK BYRNE Name: Frank Byrne Title: Managing Director
	By:	/s/ ERIC SHEA Name: Eric Shea Title: Vice President

Address for Notices and Investing Office:

Deutsche Bank AG
New York Branch
31 West 52nd Street
New York, New York 10019
Attention: Structured Finance
Department/Securitization
Facsimile No.: (212) 469-7185

TAHOE PURCHASER GROUP DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent
	By:	/s/ FRANK BYRNE Name: Frank Byrne Title: Managing Director
	By:	/s/ ERIC SHEA Name: Eric Shea Title: Vice President
Address for Notices: 31 West 52nd Street New York, New York 10019 Attention: Structured Finance Department/Securitization Facsimile No.: (212) 469-7185
Type of Purchaser: CP Conduit	TAHOE FUNDING CORP.
Maximum Purchase Amount: $875,000,000	By:	/s/ ANDREW L. STIDD Name: Andrew L. Stidd Title: President

Address for Notices and Investing Office:

c/o Deutsche Bank AG, New York Branch
31 West 52nd Street
New York, New York 10019
Attention: Structured Finance
Department/Securitization
Facsimile No.: (212) 469-7185

Type of Purchaser: Committed	DEUTSCHE BANK AG, NEW YORK BRANCH,
Commitment: $875,000,000	By:	/s/ FRANK BYRNE Name: Frank Byrne Title: Managing Director
	By:	/s/ ERIC SHEA Name: Eric Shea Title: Vice President

Address for Notices and Investing Office:

Deutsche Bank AG
New York Branch
31 West 52nd Street
New York, New York 10019
Attention: Structured Finance
Department/Securitization
Facsimile No.: (212) 469-7185

EXHIBIT A

FORM OF INVESTMENT LETTER

                              [Date]

[Name and address of Issuer]

[Name and address of Transferee Purchaser]

    Re
    AmeriCredit Owner Trust 2003-1
    Receivables-Backed Notes, Series 2003-1

Ladies and Gentlemen:

        This letter (the "Investment Letter") is delivered by the undersigned (the "Purchaser") pursuant to subsection 8.1(a) of the Note Purchase Agreement dated as of March 18, 2003 (as in effect, the "Note Purchase Agreement"), among AmeriCredit Warehouse Corporation, AmeriCredit Owner Trust 2003-1, AmeriCredit Financial Services, Inc., the Purchasers and the Agents parties thereto and Deutsche Bank AG, New York Branch, as Administrative Agent. Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement. The Purchaser represents to and agrees with the Issuer as follows:

          (a)  The Purchaser is authorized [to enter into the Note Purchase Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby] [to purchase a participation in obligations under the Note Purchase Agreement].

          (b)  The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of such investment. The Purchaser has been afforded the opportunity to ask such questions as it deems necessary to make an investment decision, and has received all information it has requested in connection with making such investment decision. The Purchaser has, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Receivables, AWC, the Depositor, the Receivables Seller, AmeriCredit, the Servicer, the Issuer, the Master Servicer and the Indenture Trustee and made its own decision to purchase its interest in the Notes, and will, independently and without reliance upon the Administrative Agent, any Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under the Note Purchase Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Receivables, AWC, the Depositor, the Receivables Seller, AmeriCredit, the Servicer, the Issuer, the Master Servicer and the Indenture Trustee.

          (c)  The Purchaser is an "accredited investor", as defined in Rule 501, promulgated by the Notes and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or is a sophisticated institutional investor. The Purchaser understands that the offering and sale of the Notes has not been and will not be registered under the Securities Act and has not and will not be registered or qualified under any applicable "Blue Sky" law, and that the offering and sale of the Notes has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

A-1

          (d)  The Purchaser is acquiring an interest in Notes without a view to any distribution, resale or other transfer thereof except, with respect to any Note or any interest or participation therein, as contemplated in the following sentence. The Purchaser will not resell or otherwise transfer any interest or participation in the Note, except in accordance with Section 8.1 of the Note Purchase Agreement and (i) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities or "blue sky" laws; (ii) to the Issuer or any affiliate of the Issuer; or (iii) to a person who the Purchaser reasonably believes is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Securities Act) that is aware that the resale or other transfer is being made in reliance upon Rule 144A. In connection therewith, the Purchaser hereby agrees that it will not resell or otherwise transfer the Notes or any interest therein unless the purchaser thereof provides to the addressee hereof a letter substantially in the form hereof.

          (e)  This Investment Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally and general principles of equity.

Very truly yours,
[NAME OF PURCHASER]
By:
Name: Title:

A-2

EXHIBIT B

FORM OF TRANSFER SUPPLEMENT

        TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Seller Purchaser set forth in Item 2 of Schedule I hereto (the "Seller Purchaser"), the Purchasing Purchaser set forth in Item 3 of Schedule I hereto (the "Purchasing Purchaser"), and the Agent set forth in Item 4 of Schedule I hereto (in such capacity, the "Agent") for the Purchaser Group set forth in Item 5 of Schedule I hereto.

W I T N E S S E T H:

        WHEREAS, this Supplement is being executed and delivered in accordance with subsection 8.1(e) of the Note Purchase Agreement, dated as of March 18, 2003, among AmeriCredit Owner Trust 2003-1, AmeriCredit Warehouse Corporation, AmeriCredit Financial Services, Inc. (the "AmeriCredit Parties"), the Purchasers and the Agents parties thereto and Deutsche Bank AG, New York Branch, as Administrative Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Note Purchase Agreement"; unless otherwise defined herein, terms defined in the Note Purchase Agreement are used herein as therein defined);

        WHEREAS, the Purchasing Purchaser (if it is not already a Purchaser party to the Note Purchase Agreement) wishes to become a Purchaser party to the Note Purchase Agreement and the Purchasing Purchaser wishes to acquire and assume from the Seller Purchaser, certain of the rights, obligations and commitments under the Note Purchase Agreement; and

        WHEREAS, the Seller Purchaser wishes to sell and assign to the Purchasing Purchaser, certain of its rights, obligations and commitments under the Note Purchase Agreement.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        (a)  Upon receipt by the Agent of five counterparts of this Supplement, to each of which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Seller Purchaser, the Purchasing Purchaser and the Agent, the Agent will promptly transmit to the Servicer, the Receivables Seller, the Indenture Trustee, the Seller Purchaser and the Purchasing Purchaser a Transfer Effective Notice, substantially in the form of Schedule III to this Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall be executed by the Agent and shall set forth, inter alia, the date on which the transfer effected by this Supplement shall become effective (the "Transfer Effective Date"). From and after the Transfer Effective Date the Purchasing Purchaser shall be a Purchaser party to the Note Purchase Agreement for all purposes thereof as a CP Conduit and, if applicable, a Committed Purchaser, as specified on Schedule II to this Supplement.

        (b)  At or before 12:00 Noon, local time of the Seller Purchaser, on the Transfer Effective Date, the Purchasing Purchaser shall pay to the Seller Purchaser, in immediately available funds, an amount equal to the purchase price, as agreed between the Seller Purchaser and such Purchasing Purchaser (the "Purchase Price"), of the portion set forth on Schedule II hereto being purchased by such Purchasing Purchaser of the outstanding Note Principal Balance under the Note owned by the Seller Purchaser (such Purchasing Purchaser's "Purchaser Percentage") and other amounts owing to the Seller Purchaser under the Note Purchase Agreement or otherwise in respect of the Notes.

        Effective upon receipt by the Seller Purchaser of the Purchase Price from the Purchasing Purchaser, the Seller Purchaser hereby irrevocably sells, assigns and transfers to the Purchasing Purchaser, without recourse, representation or warranty, and the Purchasing Purchaser hereby irrevocably purchases, takes and assumes from the Seller Purchaser, the Purchasing Purchaser's Purchaser Percentage of (i) the presently outstanding Note Principal Balance under the Notes owned by the Seller Purchaser and other amounts owing to the Seller Purchaser in respect of the Notes, together with all instruments, documents and collateral security pertaining thereto, and (ii) the Purchasing Purchaser's Purchaser Percentage of the other rights and duties of the Seller Purchaser under the Note Purchase Agreement.

        This Supplement is intended by the parties hereto to effect a purchase by the Purchasing Purchaser and sale by the Seller Purchaser of interests in the Notes, and it is not to be construed as a loan or a commitment to make a loan by the Purchasing Purchaser to the Seller Purchaser. The Seller Purchaser hereby confirms that the amount of the Note Principal Balance of the Notes is $                        and its Percentage Interest thereof is    %, which equals $                        as of                        , 20    .

        (c)  The Seller Purchaser has made arrangements with the Purchasing Purchaser with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Seller Purchaser to the Purchasing Purchaser of any fees heretofore received by the Seller Purchaser pursuant to the Note Purchase Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by the Purchasing Purchaser to the Seller Purchaser of fees or interest received by the Purchasing Purchaser pursuant to the Note Purchase Agreement or otherwise in respect of the Notes from and after the Transfer Effective Date.

        (d)  (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Seller Purchaser in respect of the Notes shall, instead, be payable to or for the account of the Seller Purchaser and the Purchasing Purchaser, as the case may be, in accordance with their respective interests as reflected in this Supplement.

        (ii)  All interest, fees and other amounts that would otherwise accrue for the account of the Seller Purchaser from and after the Transfer Effective Date pursuant to the Note Purchase Agreement or in respect of the Notes shall, instead, accrue for the account of, and be payable to or for the account of, the Seller Purchaser and the Purchasing Purchaser, as the case may be, in accordance with their respective interests as reflected in this Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by the Purchasing Purchaser, the Seller Purchaser and the Purchasing Purchaser will make appropriate arrangements for payment by the Seller Purchaser to the Purchasing Purchaser of such amount upon receipt thereof from the Agent.

        (e)  Concurrently with the execution and delivery hereof, the Purchasing Purchaser will deliver to the Agent and the Issuer an executed Investment Letter in the form of Exhibit A to the Note Purchase Agreement and the forms, if any, required by subsection 2.4(c) of the Note Purchase Agreement.

        (f)    Each of the parties to this Supplement agrees and acknowledges that (i) at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement, and (ii) the Agent shall apply each payment made to it under the Note Purchase Agreement, whether in its individual capacity or as Agent, in accordance with the provisions of the Note Purchase Agreement, as appropriate.

        (g)  By executing and delivering this Supplement, the Seller Purchaser and the Purchasing Purchaser confirm to and agree with each other, the Agent and the Purchasers as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Seller Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Note Purchase Agreement or the Related Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Purchase Agreement or any other instrument or document furnished pursuant thereto; (ii) the Seller Purchaser makes no representation or warranty and assumes no responsibility with respect to the Issuer, the financial condition of the Receivables, AWC, the Depositor, the Receivables Seller, AmeriCredit, the Servicer, the Issuer, the Master Servicer or the Indenture Trustee or the performance or observance by AWC, the Depositor, the Receivables Seller, AmeriCredit, the Servicer, the Issuer, the Master Servicer or the Indenture Trustee of any of their respective obligations under the Note Purchase Agreement or any Related Document or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Purchaser confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (iv) each Purchasing Purchaser will, independently and without reliance upon the Administrative Agent, any Agent (as defined in the Note Purchase Agreement) the Seller Purchaser or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Purchase Agreement or the Related Documents; (v) the Purchasing Purchaser appoints and authorizes the Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Note Purchase Agreement and the Related Documents as are delegated to the Agent or the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 7 of the Note Purchase Agreement; and (vi) each Purchasing Purchaser agrees (for the benefit of the Seller Purchaser, the Administrative Agent, the Agents (as defined in the Note Purchase Agreement), the Purchasers, the Indenture Trustee, the Servicer and the Receivables Seller) that it will perform in accordance with their terms all of the obligations which by the terms of the Note Purchase Agreement are required to be performed by it as a Purchaser.

        (h)  Schedule II hereto sets forth the initial Investing Office of the Purchasing Purchaser, as well as administrative information with respect to the Purchasing Purchaser.

        (i)    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO
TRANSFER SUPPLEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR TRANSFER SUPPLEMENT

Re:	Note Purchase Agreement, dated as of March 18, 2003, among AmeriCredit Owner Trust 2003-1, AmeriCredit Warehouse Corporation, AmeriCredit Financial Services, Inc., the Purchasers and the Agents parties thereto and Deutsche Bank AG, New York Branch, as Administrative Agent
Item 1:	Date of Transfer Supplement:
Item 2:	Seller Purchaser:
Item 3:	Purchasing Purchaser:
Item 4:	Name of Agent:
Item 5:	Name of Purchaser Group:
Item 6:	Signatures of Parties to Agreement:
as Seller Purchaser
By:
Name: Title:
By:
Name: Title:
as Purchasing Purchaser
By:
Name: Title:
By:
Name: Title:

CONSENTED TO AND ACCEPTED BY:
[NAME OF AGENT], as Agent
By:
Name: Title:
By:
Name: Title:
[If applicable:]
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
By:
Name: Title:
By:
Name: Title:

SCHEDULE II TO
TRANSFER SUPPLEMENT

LIST OF INVESTING OFFICES, ADDRESSES
FOR NOTICES, ASSIGNED INTERESTS AND
PURCHASE AND LIQUIDITY PERCENTAGES

[Seller Purchaser]

A.	Note Principal Balance:
Seller Purchaser
	Note Principal Balance Prior to Sale:	$
	Note Principal Balance Sold:	$
	Note Principal Balance Retained:	$
[Purchasing Purchaser]
A.	Note Principal Balance:
Transferee Purchaser
	Note Principal Balance After Sale:	$
Address for Notices:
Investing Office:

SCHEDULE III TO
TRANSFER SUPPLEMENT

Form of
Transfer Effective Notice

To:	[Name and address of Receivables Seller, Servicer, Indenture Trustee, Administrative Agent, Seller Purchaser and Purchasing Purchaser]

        The undersigned, as Agent under the Note Purchase Agreement, dated as of March 18, 2003, among AmeriCredit Owner Trust 2003-1, AmeriCredit Warehouse Corporation, AmeriCredit Financial Services, Inc., the Purchasers and the Agents parties thereto and Deutsche Bank AG, New York Branch, as Administrative Agent, acknowledges receipt of five executed counterparts of a completed Transfer Supplement. [Note: attach copies of Schedules I and II from such Agreement.] Terms defined in such Supplement are used herein as therein defined.

        Pursuant to such Supplement, you are advised that the Transfer Effective Date will be                        ,             .

Very truly yours,
[NAME OF AGENT], as Agent
By:
Name: Title:
By:
Name: Title:

QuickLinks

  EXHIBIT 10.1
Table of Contents
ARTICLE 1 DEFINITIONS
ARTICLE 2 AMOUNT AND TERMS OF COMMITMENTS
ARTICLE 3 CONDITIONS PRECEDENT
ARTICLE 4 REPRESENTATIONS AND WARRANTIES
ARTICLE 5 COVENANTS
ARTICLE 6 MUTUAL COVENANTS REGARDING CONFIDENTIALITY
ARTICLE 7 THE AGENTS
ARTICLE 8 SECURITIES LAWS; TRANSFERS
ARTICLE 9 MISCELLANEOUS
  EXHIBIT A
FORM OF INVESTMENT LETTER
  EXHIBIT B
FORM OF TRANSFER SUPPLEMENT
  SCHEDULE I TO TRANSFER SUPPLEMENT
  SCHEDULE II TO TRANSFER SUPPLEMENT
LIST OF INVESTING OFFICES, ADDRESSES FOR NOTICES, ASSIGNED INTERESTS AND PURCHASE AND LIQUIDITY PERCENTAGES
  SCHEDULE III TO TRANSFER SUPPLEMENT
Form of Transfer Effective Notice